Exhibit 10.17

CREDIT AGREEMENT

dated as of March 8, 2021

Among

NADG NNN OPERATING LP,
As Borrower

THE OTHER LOAN PARTIES PARTY HERETO,

THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,
As Lenders,

CIBC BANK USA,

As Administrative Agent

and

CIBC BANK USA,

As Sole Lead Arranger and Sole Book Manager

i

6.	CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.	56
	6.01. Conditions to Initial Credit Extension	56
	6.02. All Loans	57

7.	REPRESENTATIONS AND WARRANTIES	58
	7.01. Organization and Good Standing of Borrower	58
	7.02. Organization and Good Standing of other Loan Parties	58
	7.03. Authorization and Power	59
	7.04. No Conflicts or Consents	59
	7.05. Enforceable Obligations	59
	7.06. Priority of Liens	59
	7.07. Financial Condition	59
	7.08. Full Disclosure	60
	7.09. No Default	60
	7.10. No Litigation	60
	7.11. Material Adverse Change	60
	7.12. Solvency	60
	7.13. Taxes	60
	7.14. Formation; Principal Office.	60
	7.15. ERISA Compliance	61
	7.16. Compliance with Law	61
	7.17. Hazardous Substances	61
	7.18. Insider	61
	7.19. Organizational Structures	61
	7.20. Fiscal Year	61
	7.21. Investment Company Act	61
	7.22. Margin Stock	61
	7.23. OFAC	62
	7.24. Borrowing Base Properties	62
	7.25. REIT Status	63
	7.26. EEA Financial Institutions	63

8.	AFFIRMATIVE COVENANTS	63
	8.01. Financial Statements, Reports and Notices	64
	8.02. Payment of Taxes	65
	8.03. Maintenance of Existence and Rights	65
	8.04. Notice of Default; Notice of Key Person Event	66
	8.05. Other Notices	66
	8.06. Compliance with Loan Documents and Partnership Agreement	66
	8.07. Books and Records; Access	66
	8.08. Compliance with Law	67
	8.09. Insurance	67
	8.10. Authorizations and Approvals	67
	8.11. Maintenance of Liens	67
	8.12. Further Assurances	67
	8.13. Borrowing Base Properties	67
	8.14. Environmental Matters	68
	8.15. Condemnation, Casualty and Restoration	69
	8.16. Accounts	70
	8.17. Maintenance of REIT Status	70
	8.18. Sanction; Anti-Corruption Laws; KYC	70

ii

9.	NEGATIVE COVENANTS	70
	9.01. Mergers; Dissolution	70
	9.02. Negative Pledge	71
	9.03. Fiscal Year and Accounting Method	71
	9.04. Constituent Documents	71
	9.05. ERISA Compliance	71
	9.06. Environmental Matters	71
	9.07. Limitations on Dividends and Distributions.	71
	9.08. Financial Covenants and Indebtedness Restrictions	72
	9.09. Limitation on General Partner	72
	9.10. Permitted Investments	73
	9.11. Borrowing Base Properties	73
	9.12. Compliance with Anti-Corruption Laws and Sanctions	74
	9.13. Transfer by, or Admission of, Partners	74

10.	EVENTS OF DEFAULT.	74
	10.01. Events of Default	74
	10.02. Remedies Upon Event of Default	76
	10.03. Performance by Administrative Agent	76
	10.04. Application of Funds	77

11.	ADMINISTRATIVE AGENT	77
	11.01. Appointment and Authority	77
	11.02. Delegation of Duties	78
	11.03. Exculpatory Provisions	78
	11.04. Reliance	78
	11.05. Notice of Default	79
	11.06. Credit Decision	79
	11.07. Indemnification	79
	11.08. Administrative Agent in Individual Capacity	80
	11.09. Successor Administrative Agent	80
	11.10. Collateral Matters	81
	11.11. Restriction on Actions by Lenders	81
	11.12. Administrative Agent May File Proofs of Claim	81
	11.13. Other Agents; Arrangers and Managers	82
	11.14. Lien Releases	82

12.	MISCELLANEOUS.	82
	12.01. Amendments	82
	12.02. Right of Setoff	84
	12.03. Sharing of Payments by Lenders	85
	12.04. Payments Set Aside	85
	12.05. No Waiver; Cumulative Remedies; Enforcement	85
	12.06. Expenses; Indemnity; Damage Waiver	86
	12.07. Notices.	88
	12.08. Governing Law.	90
	12.09. WAIVER OF JURY TRIAL	91
	12.10. Invalid Provisions	91
	12.11. Successors and Assigns.	91
	12.12. Replacement of Lenders	95
	12.13. Maximum Interest	96
	12.14. Headings	96

iii

12.15. Survival of Representations and Warranties	96
12.16. Limited Liability.	96
12.17. Confidentiality	97
12.18. USA Patriot Act Notice	97
12.19. No Advisory or Fiduciary Responsibility.	97
12.20. Electronic Execution of Assignments and Certain Other Documents	98
12.21. Counterparts; Integration; Effectiveness	98
12.22. ENTIRE AGREEMENT	98
12.23. Acknowledgment and Consent to Bail-In of Affected Financial Institutions	98
12.24. Cashless Settlements	99

SCHEDULES

SCHEDULE 1.01(a)	Revolving Commitments
SCHEDULE 1.01(b)	Initial Borrowing Base Properties
SCHEDULE 1.01(c)	Authorized Party
SCHEDULE 7.19	Organizational Structure
SCHEDULE 12.07	Addresses

EXHIBITS

EXHIBIT A:	Revolving Credit Note
EXHIBIT B:	Loan Notice
EXHIBIT C:	RESERVED
EXHIBIT D	Security Agreement
EXHIBIT E:	Assignment and Assumption Agreement
EXHIBIT F:	Compliance Certificate
EXHIBIT G-1 to G-4:	U.S. Tax Compliance Certificates
EXHIBIT H:	Facility Extension Request
EXHIBIT I:	RESERVED
EXHIBIT J:	Borrowing Base Report
EXHIBIT K:	Omnibus Joinder Agreement

iv

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (together with all amendments and modifications hereof and supplements and attachments hereto, this “Credit Agreement”) is dated as of March 8, 2021, by and among NADG NNN OPERATING LP, a Delaware limited partnership (the “Borrower”), NADG NNN PROPERTY FUND LP, a Delaware limited partnership (the “Fund”), and certain of its Subsidiaries, as Guarantors, CIBC BANK USA (in its individual capacity, “CIBC US”), as administrative agent (together with any successor appointed pursuant to Section 11, the “Administrative Agent”), and the Lenders (as hereinafter defined).

A.       The Borrower has requested that the Lenders make revolving loans for the purpose of providing working capital to Borrower; financing the costs and other expenses to be incurred by Borrower in connection with making investments permitted under the applicable Constituent Documents; and financing the costs of other undertakings by Borrower permitted under the applicable Constituent Documents;

B.       Each Guarantor has agreed to guarantee Borrower’ obligations hereunder on the terms and conditions set forth in its Guaranty; and

C.       Lenders are willing to lend funds upon the terms and subject to the conditions set forth in this Credit Agreement;

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.	DEFINITIONS.

1.01. Defined Terms. For the purposes of this Credit Agreement, unless otherwise expressly defined, the following terms shall have the respective meanings assigned to them in this Section 1 or in the Section or recital referred to:

“ABS Notes” means the notes issued from time to time by certain Subsidiaries of the Borrower pursuant to a certain Master Indenture, dated as of December 9, 2019, by and among such Subsidiaries, as issuers, and Citibank, N.A., as indenture trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Acceptable Property” means a Property that meets the Eligibility Criteria (as determined by the Agent) and is otherwise approved by Administrative Agent in its reasonable discretion.

“Adjusted NOI” means, for any period, for any Property, the Property NOI less the Operating Reserve for such Property for such period.

“Administrative Agent” means CIBC US in its capacity as administrative agent under this Credit Agreement and the other Loan Documents until the appointment of a successor administrative agent pursuant to the terms of this Credit Agreement and, thereafter, shall mean such successor administrative agent.

“Administrative Agent’s Office” means Administrative Agent’s address as set forth on Schedule 12.07, or such other address or, as appropriate, account as Administrative Agent may from time to time notify the Borrower and the Lenders.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means a specified Person that, directly or indirectly, Controls or is Controlled By, or is Under Common Control With, such Person.

“Anti-Corruption Laws” means all applicable Laws of any jurisdiction applicable to a Loan Party or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means all applicable Laws of any jurisdiction related to the financing of terrorism or money laundering, including without limitation, any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Advance Rate” means (i) with respect to any Investment Grade Property, fifty five percent (55%) and (ii) with respect to any other Property, fifty percent (50%).

“Applicable Margin” means a rate per annum equal to (i) with respect to LIBOR Rate Loans, 2.25%, and (ii) with respect to Base Rate Loans, 0.75%.

“Appraisal Requirement Date” means the first date after the Closing Date when the Fund or Borrower are required to obtain annual appraisals of their Properties for purposes of establishing net asset value.

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, that is administered or managed by: (a) a Lender; (b) an Affiliate of a Lender; or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means CIBC US, in its capacity as sole lead arranger and sole book manager. “Assignee” is defined in Section 12.11(b).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.11(b)(iii)), and accepted by Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by Administrative Agent.

“Authorized Party” shall mean each Person designated on Schedule 1.01(c), as such Schedule 1.01(c) may be updated by the Borrower from time to time on ten (10) days written notice to the Administrative Agent.

“Availability Period” means the period commencing on the Closing Date and ending on the Revolving Maturity Date.

“Available Revolving Amount” means, at any time, the lesser of: (a) the Maximum Revolving Commitment and (b) the Borrowing Base.

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“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Holding Company” means a “bank holding company” as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended, or a non-bank subsidiary of such bank holding company.

“Bank Product Agreements” means those certain agreements entered into from time to time between a Borrower or any of its Subsidiaries and a Lender or its Affiliates in connection with any of the Bank Products.

“Bank Product Obligations” shall mean all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by a Borrower or any of its Subsidiaries to any Lender or its Affiliates pursuant to or evidenced by the Bank Products Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Borrower or any of its Subsidiaries or a Guarantor is obligated to reimburse to the Administrative Agent or any Lender as a result of the Administrative Agent or any such Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to a Borrower or any of its Subsidiaries or a Guarantor pursuant to the Bank Product Agreements.

“Bank Products” means any service provided to, facility extended to, or transaction entered into with, a Borrower or any of its Subsidiaries by any Lender or its Affiliates consisting of, (a) deposit accounts, (b) cash management services, including, controlled disbursement, lockbox, electronic funds transfers (including, book transfers, fedwire transfers, ACH transfers), online reporting and other services relating to accounts maintained with any Lender or its Affiliates, (c) debit cards and credit cards or (d) so long as prior written notice thereof is provided by Lender (or its Affiliate) providing such service, facility or transaction and Administrative Agent consents in writing to its inclusion as a Bank Product, any other service provided to, facility extended to, or transaction entered into with, a Borrower or any of its Subsidiaries by a Lender or its Affiliates.

“Bankruptcy Event” means, with respect to any Person, the occurrence of any of the following: (i) the entry of a decree or order for relief by a court or governmental agency in an involuntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or the ordering of the winding up or liquidation of its affairs by a court or governmental agency; or (ii) the commencement against such Person of an involuntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of sixty (60) consecutive days, or the repossession or seizure by a creditor of such Person of a substantial part of its property; or (iii) such Person shall commence a voluntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, creditor in possession, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) the filing of a petition by such Person seeking to take advantage of any Debtor Relief Law or any other applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or (v) such Person shall fail to contest in a timely and appropriate manner (and if not dismissed within sixty (60) days) or shall consent to any petition filed against it in an involuntary case under such bankruptcy laws or other applicable Law or consent to any proceeding or action relating to any bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts with respect to its assets or existence, or (vi) such Person shall admit in writing in any legal proceeding an inability to pay its debts generally as they become due.

3

“Base Rate” means, for any day, a fluctuating rate per annum equal to the aggregate of the highest of: (a) the Federal Funds Rate plus 50 basis points (0.50%); or (b) the Prime Rate less 50 basis points (0.50%) for such day; provided that if the rate as calculated pursuant to clause (i) of this definition shall be less than zero, such rate shall be deemed to be zero for the purposes of this Credit Agreement.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” is defined in the preamble hereto.

“Borrower General Partner” means NADG NNN Operating GP, LLLP, a Delaware limited liability limited partnership, in its capacity as sole general partner of the Fund, and any successor thereto as permitted under this Credit Agreement.

“Borrower Materials” is defined in Section 8.01(g).

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type of Loan and, in the case of LIBOR Rate Loans, having the same Interest Period, made by each of the Lenders or any of them.

“Borrowing Base” means, as of any date of determination, the lesser of (a) the sum for all Borrowing Base Properties of the product of (i) the Applicable Advance Rate times (ii) the Borrowing Base Value of each Borrowing Base Property, and (b) the Implied Loan Amount, in each case, as of such date.

“Borrowing Base NOI” means, as of any date of determination, the aggregate Adjusted NOI from all Borrowing Base Properties for the most recently-ended fiscal quarter (unless the fiscal quarter ended less than sixty (60) days prior to the date of such calculation), annualized. Notwithstanding the foregoing, the following additional criteria and limitations (the “Concentration Limits”) shall be applicable in determining Borrowing Base at all times, with any excess over any of the limitations set forth below being deducted from the aggregate Borrowing Base NOI:

a)	no more than fifteen percent (15%) of the aggregate Borrowing Base NOI may be from any single tenant;

4

b)	no more than fifteen percent (15%) of the aggregate Borrowing Base NOI may be from tenants or Borrowing Base Properties that are operated under the same brand;

c)	no more than fifteen percent (15%) of the aggregate Borrowing Base NOI may be from gas or convenience tenants in the aggregate;

d)	no more than fifty five percent (55%) of the aggregate Borrowing Base NOI may be from food service tenants in the aggregate;

e)	no more than twenty five percent (25%) of the aggregate Borrowing Base NOI may be in respect of Borrowing Base Properties that are located in any one metropolitan statistical area;

f)	no more than fifteen percent (15%) of the aggregate Borrowing Base NOI may be attributable to any single Borrowing Base Property; and

g)	no less than thirty percent (30%) of the Borrowing Base NOI must be from Investment Grade Tenants.

“Borrowing Base Properties” means each Acceptable Property that either (a) is an Initial Borrowing Base Property or (b) becomes a Borrowing Base Property pursuant to Section 5.04, but excluding any Acceptable Properties that are subject to an Exclusion Event or have been released from the Borrowing Base pursuant to Section 5.04(h), and “Borrowing Base Property” means any one of the Borrowing Base Properties.

“Borrowing Base Property Owner” means each direct or indirect Wholly Owned Subsidiary (which Subsidiary shall be an entity formed under the laws of the United States of America or one of the several states thereof) of the Borrower than owns a Borrowing Base Property.

“Borrowing Base Report” means a report in substantially the form of Exhibit J (or such other form approved by Administrative Agent) certified by a Responsible Officer of Borrower.

“Borrowing Base Value” means, for each Borrowing Base Property, the most recent Value of such Borrowing Base Property.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent’s Office is located and, if such day relates to any Loan for which reference to the LIBOR Rate is applicable, means a London Banking Day.

“Capital Call” means a call upon all or any of the Partners of the Fund pursuant to the Partnership Agreement for payment of all or any portion of their Unused Capital Commitments. “Capital Calls” means, where the context requires, all Capital Calls, collectively.

5

“Capital Contribution” means, with respect to the Fund, a “Capital Contribution” (as such term is defined in the Fund’s Partnership Agreement) made by a Partner in the Fund.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash and Cash Equivalents” means (i) unrestricted cash, (ii) securities issued or directly or fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (iii) unrestricted domestic and LIBOR certificates of deposit and time deposits, bankers’ acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody’s (any such bank an “Approved Bank”), maturing within one year from the date of acquisition, (iv) commercial paper issued by any Lender or any Approved Bank or by the parent company of any Lender or any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within one year after the date of acquisition, (v) marketable direct obligations issued by the District of Columbia or any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s and (vi) investments in money market funds substantially all the assets of which are comprised of securities of the type described in any one or more of clauses (i) through (v) above, but without regard to the maturity date of the underlying assets of any such money market fund.

“Change in Law” means the occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary: (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith; and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“CIBC US” is defined in the preamble hereto.

“Closing Date” means March 8, 2021.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” means the security interest granted to the Administrative Agent, on behalf of the Lenders, in all direct and indirect Equity Interests owned by the Borrower and any Consolidated Owner in each Borrowing Base Property Owner.

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“Collateral Documents” means the security agreements, financing statements, assignments, and other documents and instruments from time to time executed and delivered pursuant to this Credit Agreement and any documents or instruments amending or supplementing the same, including, without limitation, the Security Agreements.

“Compliance Certificate” is defined in Section 8.01(c).

“Concentration Limit” is defined in the definition of “Borrowing Base NOI”.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Owner” means, with respect to any Borrowing Base Property Owner, each other Subsidiary of the Borrower that owns any direct or indirect Equity Interest in such Borrowing Base Property Owner.

“Constituent Documents” means, for any Person (other than an individual), its constituent or organizational documents, including: (a) in the case of any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time; (b) in the case of any limited liability company, its articles or certificate of formation and its operating agreement or limited liability company agreement; and (c) in the case of a corporation, its certificate or articles of incorporation and its bylaws.

“Contamination” means the presence of Hazardous Materials in amounts exceeding regulatory action levels.

“Control” and the correlative meanings of the terms “Controlled By” and “Under Common Control With” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares or partnership interests, or of the ability to exercise voting power by contract or otherwise.

“Credit Agreement” means this Credit Agreement, of which this Section 1 forms a part, together with all amendments, modifications, and restatements hereof, and supplements and attachments hereto.

“Credit Extension” means a Borrowing (including any conversion or continuation of any Borrowing).

“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally, including without limitation the United States Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of the Loans.

“Default Rate” means on any day the lesser of: (a) (i) with respect to any Loans bearing interest with reference to the LIBOR Rate on the date when the Default Rate was first imposed pursuant to Section 2.05(b), (x) until the end of the then-applicable Interest Period, the LIBOR Rate then applicable to such amounts, plus the Applicable Margin for LIBOR Rate Loans plus two percent (2%), and (y) thereafter, the Base Rate in effect on such day, plus the Applicable Margin for Base Rate Loans, plus two percent (2%), and (ii) with respect to all other Obligations, the Base Rate in effect on such day, plus the Applicable Margin for Base Rate Loans, plus two percent (2%); and (b) the Maximum Rate.

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“Defaulting Lender” means, subject to Section 2.11(b), any Lender that: (a) has failed to: (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due; (b) has notified Borrower, or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has: (i) become the subject of a proceeding under any Debtor Relief Law; or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.11(b)) as of the date established therefor by Administrative Agent in a written notice of such determination, which shall be delivered by Administrative Agent to Borrower and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Division” and “Divide” means a division of a limited liability company into two or more newly formed or existing limited liability companies pursuant to a plan of division or otherwise, including, pursuant to the Delaware Limited Liability Company Act.

“Dollars” and the sign “$” mean lawful currency of the United States of America.

“Double Net Lease” means a Lease by a tenant of a Property under which the tenant is financially responsible for real estate taxes and insurance premiums relating to such Property.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

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“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligibility Criteria” means, with respect to any Property, the following requirements as determined by the Administrative Agent in its reasonable discretion:

(a)       such Property is a completed and revenue-producing Property containing no more than two (2) tenants;

(b)       such Property is owned in fee simple by the Borrower or a direct or indirect Wholly Owned Subsidiary of the Borrower;

(c)       such Property is located in a State of the contiguous United States of America or in the District of Columbia;

(d)       all Leases in respect of such Property are (i) Triple Net Leases or (ii) Double Net Leases;

(e)       neither the subject Borrowing Base Property Owner nor any Consolidated Owner thereof has any other Indebtedness (other than customary trade payables);

(f)       neither the subject Property nor the direct or indirect Equity Interests in the applicable Borrowing Base Property Owner is subject to any Liens (other than Permitted Liens) or any Negative Pledge; and

(g)       such Property is free of all adverse structural defects, title or survey defects, environmental conditions, or other adverse material matters except for defects, conditions or matters which do not, individually or collectively, adversely impact the value or profitable operation of such Property as determined by the Administrative Agent in its sole discretion.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.11(b)(v) (subject to such consents, if any, as may be required under Section 12.11(b)(iii)).

“Environmental Complaint” means any complaint, order, demand, citation or notice issued in writing to any Loan Party by any Person with regard to air emissions, water discharges, Releases, or disposal of any Hazardous Material, noise emissions or any other environmental, health or safety matter affecting the Borrower or any of Borrower’s Properties.

“Environmental Laws” means: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Re-authorization Act of 1986, 42 U.S.C. §9601 et seq.; (b) the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §6901 et seq.; (c) the Clean Air Act, 42 U.S.C. §7401 et seq., as amended by the Clean Air Act Amendments of 1990; (d) the Clean Water Act of 1977, 33 U.S.C. §1251 et seq.; (e) the Toxic Substances Control Act, 15 U.S.C.A. §2601 et seq.; (f) all other federal, state and local laws, ordinances, regulations or policies relating to pollution or protection of human health or the environment including without limitation, air pollution, water pollution, noise control, or the use, handling, discharge, disposal or Release or recovery of on-site or off-site Hazardous Materials, as each of the foregoing may be amended from time to time, applicable to any Loan Party; and (g) any and all regulations promulgated under or pursuant to any of the foregoing statutes.

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“Environmental Liability” means any written claim, demand, obligation, cause of action, accusation or allegation, or any order, violation, damage (including, without limitation, to any Person, property or natural resources), injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, clean-up, restoration or any other cost or expense whatsoever, including reasonable attorneys’ fees and disbursements resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien or otherwise arising under any Environmental Law or resulting from any common law cause of action asserted by any Person.

“Environmental Lien” means a Lien in favor of any Governmental Authority: (a) under any Environmental Law or (b) for any liability or damages arising from, or costs incurred by, any Governmental Authority in response to the Release or threatened Release of any Hazardous Material.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Percentage” means, as of any date of determination with respect to any non-Wholly Owned Subsidiary of the Borrower (including any joint ventures or other investment affiliates), the aggregate direct or indirect percentage ownership interest of the Borrower in such subsidiary as of such date, which shall be calculated as the greater of (a) the Borrower’s nominal capital ownership interest in such subsidiary as set forth in the subsidiary’s organizational documents, and (b) the Borrower’s economic ownership interest in such subsidiary, reflecting Borrower’s share of income and expenses of such subsidiary.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder by any Governmental Authority, as from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” is defined in Section 10.01.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case: (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof); or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which: (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 4.06); or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 4.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to such Recipient’s failure to comply with Section 4.01(e); and (d) any withholding Taxes imposed pursuant to FATCA.

“Exclusion Event” is defined in Section 5.04(i).

“Facility Extension Request” means a notice in substantially the form of Exhibit H attached hereto pursuant to which Borrower requests an extension of the Stated Revolving Maturity Date in accordance with Section 2.13.

“Facility Increase Fee” means a fee agreed to between the Borrower and the Administrative Agent in a separate fee letter dated as of the date hereof.

“Facility Increase Request” has the meaning specified in Section 2.12.

“FASB ASC” means the Financial Accounting Standards Board Accounting Standards Codification.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and any rules implementing such intergovernmental agreements and/or Sections of the Code.

“Federal Funds Rate” means, for any day, a fluctuating interest rate equal for each day during such period to the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%, or, if such rate is not so published for any day which is a Business Day, the rate determined by Administrative Agent in its discretion. Administrative Agent's determination of such rate shall be binding and conclusive absent manifest error.

“Foreign Lender” means a Recipient that is not a U.S. Person.

“Fund” is defined in the preamble hereto.

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“Fund General Partner” means NADG NNN Property Fund GP LLLP, a Delaware limited liability limited partnership, in its capacity as sole general partner of the Fund, and any successor thereto as permitted under this Credit Agreement.

“GAAP” means those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and that are consistently applied for all periods, after the date hereof, so as to properly reflect the financial position of each Loan Party, except that any accounting principle or practice required to be changed by the Financial Accounting Standards Board (or other appropriate board or committee of the said Board) in order to continue as a generally accepted accounting principle or practice may be so changed.

“General Partner” means each of the Fund General Partner and Borrower General Partner.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Guaranteed Obligations” is defined in Section 5.03(a).

“Guarantors” means, collectively, (a) the Fund, (b) each Subsidiary Guarantor, and (c) as applicable, any parallel vehicle formed in connection with the Fund which is approved by the Administrative Agent in its reasonable discretion, which approval shall require, without limitation, satisfaction of all required Patriot Act and other “know your customer” requirements of each Lender; “Guarantor” means any one of the Guarantors.

“Guaranty(ies)” means the guaranty provisions set forth in Section 5.03 below.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent: (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor; (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person; (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness; or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

“Hazardous Material” means any substance, material, or waste which is or becomes regulated, under any Environmental Law, as hazardous to public health or safety or to the environment, including, but not limited to: (a) any substance or material designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, as amended, 33 U.S.C. §1251 et seq., or listed pursuant to Section 307 of the Clean Water Act, as amended; (b) any substance or material defined as “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901 et seq.; (c) any substance or material defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601 et seq.; or (d) petroleum, petroleum products and petroleum waste materials.

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“Implied Debt Service Charges” means, at any time of determination, the annual principal and interest charges that would be payable on a hypothetical debt obligation based on a twenty-five (25) year amortization schedule with interest accruing at the greater of (a) 1.50% over the yield to maturity of the most-recent10-year U.S. Treasury note, (b) 6.0% and (c) the weighted average interest rates then in effect under this Credit Agreement; provided that, if all or any portion of the Loans are subject to an interest rate protection agreement, interest expense for the Implied Debt Service Charges shall be calculated utilizing the interest rate set forth under such agreement at all times prior to the date that is six months before the Stated Revolving Maturity Date.

“Implied Debt Service Ratio” means as of any date of determination the ratio of (a) the Borrowing Base NOI to (b) Implied Debt Service Charges, in each case, as of such date.

“Implied Loan Amount” means, as of any date of determination, the amount of a hypothetical principal amount that would result in an Implied Debt Service Ratio of 1.45 to 1.0.

“Indebtedness” means as to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including mandatorily redeemable preferred stock, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guaranty Obligations of such Person, (h) all Capital Lease obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations contingent or otherwise, of such Person with respect to any Swap Contracts (calculated on a mark-to-market basis as of the reporting date), and (l) payments received in consideration of sale of an ownership interest in a Borrower when the interest so sold is determined, and the date of delivery is, more than one (1) month after receipt of such payment and only to the extent that the obligation to deliver such interest is not payable solely in such interest of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall be calculated on a consolidated basis for the Fund, the Borrower, and their Wholly Owned Subsidiaries, and including (without duplication) such Person’s Equity Percentage of Indebtedness for its non-Wholly Owned Subsidiaries.

“Indemnified Taxes” means: (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document; and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” is defined in Section 12.06(b).

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“Information” is defined in Section 12.17.

“Initial Borrowing Base Properties” means the Borrowing Base Properties listed on Schedule 1.01(b) as of the date of this Credit Agreement.

“Interest Option” means each of the LIBOR Rate and the Base Rate.

“Interest Payment Date” means, (a) as to any Base Rate Loan, the first Business Day of each calendar month, and the Revolving Maturity Date, and (b) as to any LIBOR Rate Loan, the last day of each Interest Period relating to such Loan, the date of a prepayment of such Loan, and the Revolving Maturity Date; provided, however, that if any Interest Period for a LIBOR Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates.

“Interest Period” means, as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as a LIBOR Rate Loan and ending on the date that is one month thereafter; provided, that:

(a)       if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b)       any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)       Borrower may not select any Interest Period for a Revolving Loan which would extend beyond the scheduled Revolving Maturity Date; and

(d)       Administrative Agent may, in its sole discretion, require that the first Interest Period under this Credit Agreement be a period less than one (1) month (determined by Administrative Agent).

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Property” means, any Property that is subject to a Triple Net Lease with an Investment Grade Tenant and which Lease has a remaining lease term ending no earlier than two (2) years after the scheduled Revolving Maturity Date.

“Investment Grade Tenant” means, with respect to any Lease, a tenant that has (or has a guarantor on such Lease that has) a credit rating from S&P of no lower than BBB- (or from Moody’s of no lower than Baa3 or that has equivalent financial wherewithal to such credit ratings but does not have a formal credit rating, as reasonably determined by the Fund and agreed by the Administrative Agent in its sole discretion.

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“Key Person” means each of Robert S. Green, ***, ***, Stephen Preston, or Randy Starr.

“Key Person Event” means the failure of at least two (2) Key Persons to be involved in the day to day management of the Borrower, unless replacement Key Person(s) have been approved by the Administrative Agent in its reasonable discretion within ninety (90) days.

“KYC Threshold” means, (i) as of the Closing Date, 24.9% of the direct or indirect interests in any Loan Party, and (ii) thereafter 24.9% (or with respect to any Person that is not a U.S. Person and holds an interest in the Fund, 10%), or, if reasonably determined by the Administrative Agent or a Lender, such lower percentage (not to be less than 10% unless specifically required by applicable Laws) of the direct or indirect interests in any Loan Party as the Administrative Agent may notify the Borrower that is the percentage of ownership which the Administrative Agent or any Lender would be required to review, identify, and/or and investigate pursuant to Administrative Agent’s or such Lenders internal policies designed to comply with applicable Anti-Corruption Laws, Laws governing Sanctions, requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable “know your customer” Laws.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lease” means each existing or future lease, sublease (to the extent of any Borrowing Base Property Owner’s rights thereunder), license, or other agreement under the terms of which any Person has or acquires any right to occupy or use any Property, or any part thereof, or interest therein, and each existing or future guaranty of payment or performance thereunder.

“Lender” means each lending institution listed on the signature pages hereof, each lending institution that becomes a Lender hereunder pursuant to Section 12.11 hereof or otherwise, including, without limitation, each Revolving Lender; and “Lenders” means more than one Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender (or an affiliate of such Lender) described as such in such Lender’s administrative questionnaire delivered to Administrative Agent, or such other office or offices as a Lender may from time to time notify Borrower and Administrative Agent.

“LIBOR Rate” means, subject to Section 4.07, for any Interest Period with respect to a LIBOR Rate Loan, a rate of interest equal to the greater of (a) (i) the per annum rate of interest at which United States dollar deposits for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period (or three (3) Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by Administrative Agent in its sole discretion), divided by (ii) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), or as the LIBOR Rate is otherwise determined by Administrative Agent in its sole and absolute discretion and (b) one-quarter of one percent (0.25%). Administrative Agent's determination of the LIBOR Rate shall be conclusive, absent manifest error and shall remain fixed during such Interest Period.

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“LIBOR Rate Loan” means a Loan made hereunder with respect to which the interest rate is calculated by reference to the LIBOR Rate for a particular Interest Period.

“Lien” means any lien, mortgage, security interest, tax lien (other than a tax lien for taxes not yet past due and delinquent), pledge, encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under common law, any statute or other law, contract, or otherwise.

“Liquidity” means, as of any date of determination, the sum of (i) unrestricted Cash and Cash Equivalents, excluding tenant security and other restricted deposits, of the Fund, the Borrower and their Wholly Owned Subsidiaries, plus (ii) Unused Capital Commitments, in each case, as of such date.

“Loan” means an extension of credit by a Lender to the Borrower hereunder in the form of a Base Rate Loan or a LIBOR Rate Loan.

“Loan Documents” means this Credit Agreement, the Notes (including any renewals, extensions, re-issuances and refundings thereof), the Guaranty, each of the Collateral Documents, each Assignment and Assumption, and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Credit Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification.

“Loan Notice” means a notice of: (a) a Borrowing; (b) a conversion of Loans from one Type of Loan to the other; or (c) a continuation of LIBOR Rate Loans, pursuant to Section 2.02(d), which, if in writing, shall be substantially in the form of Exhibit B.

“Loan Parties” means each Borrower and the Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Mandatory Distributions” means, as of any date of calculation for any fiscal period, the aggregate amount of all dividends or distributions (without duplication) made or to be made by the Fund during such period to the extent required in order for such Person to maintain its status as a REIT.

“Management Agreement” means a property management agreement entered into by a Loan Party pursuant to which such Loan Party engages a Person to advise it with respect to the management of a Borrowing Base Property or to provide management services with respect to the same.

“Mandatory Prepayment Amount” is defined in Section 3.04.

“Margin Stock” is defined in Regulation U.

“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of any Loan Party and its Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Loan Parties, taken as a whole, to perform their obligations under any Loan Document to which they are a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Loan Parties, taken as a whole, of any Loan Documents to which they are a party.

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“Material Environmental Event” means, with respect to any Borrowing Base Property, (a) a violation of any Environmental Law with respect to such Borrowing Base Property, or (b) the presence of any Hazardous Materials on, about, or under such Borrowing Base Property that, under or pursuant to any Environmental Law, would require remediation, if in the case of either (a) or (b), such event or circumstance has or would reasonably be expected to have a Material Property Event.

“Material Property Event” means, with respect to any Borrowing Base Property, the occurrence of any event or circumstance occurring or arising after the date of this Agreement that has a (a) material adverse effect with respect to the financial condition or the operations of such Borrowing Base Property, (b) material adverse effect on the Borrowing Base Value of such Borrowing Base Property, (c) material adverse effect on the ownership of such Borrowing Base Property, or (d) a material impairment of the Lien granted to Administrative Agent with respect to such Borrowing Base Property, the related Borrowing Base Property Owner and Consolidated Owners, or the related deposit and cash management accounts.

“Maximum Revolving Commitment” means an amount equal to the aggregate Revolving Commitments of the Revolving Lenders, as such amount may be increased from time to time pursuant to Section 2.12 or reduced from time to time by Borrower pursuant to Section 3.06. As of the Closing Date, the Maximum Revolving Commitment is an amount equal to Sixty Five Million Dollars ($65,000,000).

“Maximum Rate” means, on any day, the highest rate of interest (if any) permitted by applicable Law on such day.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means any employee benefit plan which has two or more contributing sponsors (including any Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

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“Non-Recourse Exclusions” means, with respect to any Non-Recourse Indebtedness of any Person, any usual and customary exclusions from the non recourse limitations governing such Indebtedness, including, without limitation, exclusions for claims that (a) are based on waste, misappropriation of funds, unpermitted transfers or encumbrances, violations of “special purpose entity” covenants, fraud, intentional misrepresentation, intentional misapplication of funds, gross negligence or willful misconduct, (b) result from intentional mismanagement of the Property securing such Non-Recourse Indebtedness, (c) arise from the presence of a breach of Environmental Laws regarding the discharge of Hazardous Substances on the Property securing such Non-Recourse Indebtedness, (d) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document), (e) result from the borrowing Subsidiary and/or its assets becoming the subject of a voluntary or involuntary bankruptcy, insolvency or similar proceeding, or (f) any other customary “recourse carve-outs” required by institutional commercial real estate lenders in the market.

“Non-Recourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for Non-Recourse Exclusions until a claim is made with respect thereto, and then such Indebtedness shall not constitute Non-Recourse Indebtedness only to the extent of the amount of such claim) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Notes” means the promissory notes made by the Borrower in favor of a Lender evidencing Revolving Loans made by such Lender, substantially in the form of Exhibit A.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan and all Bank Product Obligations, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, and further including reasonable and documented attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; and all renewals and extensions thereof, or any part thereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Omnibus Joinder Agreement” means a joinder agreement substantially in the form of Exhibit K attached hereto (or such other form approved by Administrative Agent) executed by the applicable Subsidiary Guarantor(s) pursuant to Section 5.04.

“Operating Reserve” means an amount equal to $0.15 per annum per net rentable square foot of each Property.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

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“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.06).

“Outstanding Amount” means with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date.

“Participant” is defined in Section 12.11(e).

“Participant Register” has the meaning specified in Section 12.11(e).

“Partner” means the General Partner or any one of the limited partners of the Fund.

“Partnership Agreement” means, that certain Limited Partnership Agreement of the Fund dated as of January 6, 2016, in each case including all appendices and schedules attached thereto (as the same may be amended, restated, modified, or supplemented from time to time).

“Patriot Act” is defined in Section 12.18.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Loan Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Intercompany Indebtedness” means Indebtedness of the Fund or the Borrower owed to any General Partner, any principals thereof or any of their Affiliates that is unsecured and has been subordinated to the Obligations hereunder in a manner reasonably satisfactory to the Administrative Agent.

“Permitted Liens” means, as to any Borrowing Base Property, (a) Liens pursuant to any Loan Document, (b) Liens for taxes or governmental assessments or governmental charges, in each case not yet delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, (c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person, (d) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA, (e) easements, rights-of-way, restrictions, restrictive covenants, encroachments, protrusions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person, (f) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person, (g) Liens securing obligations in the nature of personal property financing leases for furniture, furnishings or similar assets, Capital Lease obligations and other purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the obligations secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, and (iii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capital Leases, (h) Liens securing obligations in the nature of the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business, (i) matters set forth in any title report delivered to Administrative Agent pursuant to Section 5.04(c) or Section 6.01(j) hereof, and (j) such other title and survey exceptions not securing Indebtedness as Administrative Agent has approved in writing in Administrative Agent’s reasonable discretion.

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“Person” means an individual, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, non-profit corporation, partnership, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization.

“Plan” means any Pension Plan as established or maintained for employees of any Loan Party or any ERISA Affiliate, or any broad-based retirement medical plan established or maintained for employees of any Loan Party.

“Plan Assets” means “plan assets” within the meaning of the Plan Assets Regulation or otherwise, subject to Title I of ERISA and/or Section 4975 of the Code.

“Plan Assets Regulation” means 29 C.F.R. §2510.3-101, et seq., as modified by Section 3(42) of ERISA.

“Platform” is defined in Section 8.01(g).

“Potential Default” means any condition, act, or event which, with the giving of notice or lapse of any applicable grace, cure, or measurement period hereunder or both, would become an Event of Default.

“Prime Rate” means, for any day, the rate of interest in effect for such day as announced from time to time by Administrative Agent as its prime rate (whether or not such rate is actually charged by Administrative Agent), which is not intended to be Administrative Agent's lowest or most favorable rate of interest at any one time. Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. Any change in the Prime Rate announced by Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change; provided that Administrative Agent shall not be obligated to give notice of any change in the Prime Rate.

“Property” means any parcel of real property, and any improvements thereon which is owned, directly or indirectly, by the Borrower or any of its Subsidiaries, or secures any investment of the Borrower or any of its Subsidiaries, and which is located in any state of the United States or the District of Columbia.

“Property Information” means, with respect to any Property proposed for addition as a Borrowing Base Property:

1.       A formal written request (which may be delivered via electronic mail) from the Borrower to add the proposed Property as a Borrowing Base Property, including a certification that to Borrower’s knowledge the Property is free from all material environmental and in connection with any Double Net Lease, material structural issues;

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2.       A Borrowing Base Report and Compliance Certificate from the Borrower showing the revised financial covenant calculations (including reasonable detail and backup) and compliance on a pro-forma basis after giving effect to the addition of such Property as a Borrowing Base Property;

3.       Property operating statements (if available) and rent rolls for such Property;

4.       Customary real estate diligence documents in respect thereof, including, without limitation, any appraisal obtained by the Borrowers with respect thereto, title report, Phase I environmental reports, copies of leases, contract for purchase/sale information/closing statement, engineering report (if available), a survey, and a zoning report (if available);

5.       Intentionally Omitted;

6.       True and correct copies of all Management Agreements for such Acceptable Property: and

7.       Such other customary diligence materials as the Administrative Agent may reasonably request.

“Property Management Fees” means, with respect to each Borrowing Base Property for any period, an assumed amount equal to the greater of (a) actual property management fees for such Property, adjusted to exclude tenants whose rent was excluded from Property NOI pursuant to such definition and (b) for all Properties whose rent was included in the Borrowing Base NOI calculation, the sum of (x) three percent (3%) of the aggregate base rent due and payable under Double Net Leases with tenants at such Property and (x) two percent (2%) of the aggregate base rent due and payable under Triple Net Leases with tenants at such Property.

“Property NOI” means, with respect to any Property as of any date of calculation, the sum of (a) the aggregate minimum base rent from the operations of such Property during such period from tenants in occupancy; plus (b) with respect to any executed Leases with respect to which the applicable tenant will occupy and commence paying rent within three (3) months of the date of calculation, an amount of hypothetical rent equal to the minimum base rent that would have been payable for such period had the Lease term commenced and the tenant occupied the Property at the beginning of such period; minus (c) the amount of all expenses (excluding interest, amortization and depreciation, but including an appropriate accrual for property taxes and insurance) directly attributable to the ownership, operation or maintenance of such Property during the given period, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses but only to the extent that (x) such expenses are not required to be paid or reimbursed by the applicable tenant under the applicable Lease or (y) such expenses relate to a Borrowing Base Property (or any portion thereof) that is vacant or the tenant of the Lease with respect such a Borrowing Base Property (or any portion thereof) is in default of payment or other material monetary obligations under their lease for 90 days or more, minus (d) all rents and other income received from tenants or licensees, (x) that are in default of payment or other material monetary obligations under their lease for 90 days or more, (y) that are subject to a Bankruptcy Event, or (z) whose Lease expires within 120 days of such date of calculation and who have not executed a Lease renewal or exercised any contractual extension option for such Lease prior to such date of calculation; minus (e) an amount equal to (x) the greater of the actual vacancy rate for such Property or 2.5% times (y) the aggregate base rent from all Leases with respect to such Property; minus (f) the aggregate amount of all lease termination fees received during such period; minus (g) Property Management Fees. Property NOI will be calculated for the most recently ended fiscal quarter, annualized.

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“Public Lender” is defined in Section 8.01(g).

“Recipient” means Administrative Agent or any Lender, as applicable.

“Recourse Indebtedness” means, as of any date of determination, any Indebtedness (whether secured or unsecured) of a Person other than Non-Recourse Indebtedness.

“Register” is defined in Section 12.11(d).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, from time to time in effect, and shall include any successor or other regulation relating to reserve margin requirements applicable to member banks of the Federal Reserve System.

“REIT” means a real estate investment trust qualified as such under Sections 856 through 860 of the Code and the regulations promulgated thereunder.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Materials into the environment, or into or out of any Property, including the movement of any Hazardous Material through or in the air, soil, surface water, groundwater, of any Property.

“Removal Effective Date” is defined in Section 11.06(b).

“Required Lenders” means, at any time, at least two (2) Lenders (which must include the Lender then acting as the Administrative Agent) having Total Credit Exposures representing more than 66-2/3% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that during any period when there are only two (2) Lenders, Required Lenders shall mean all Lenders that are not Defaulting Lenders, and during any period when there is only one Lender, Required Lenders shall mean such Lender.

“Reserve Percentage” means for any Interest Period, that percentage which is specified three (3) Business Days before the first day of such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) or any other Governmental Authority with jurisdiction over Administrative Agent or any Lender for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for Administrative Agent or any Lender with respect to liabilities consisting of or including (among other liabilities) Eurocurrency liabilities in an amount equal to that portion of the Loan affected by such Interest Period and with a maturity equal to such Interest Period.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means: (a) in the case of a corporation, its president, senior vice president, any vice president or treasurer, and, in any case where two such officers are acting on behalf of such corporation, the second such officer may be a secretary or assistant secretary; (b) in the case of a limited partnership, the president, senior vice president, any vice president or treasurer of the general partner, acting on behalf of such general partner in its capacity as general partner; and (c) in the case of a limited liability company, the president, senior vice president, any vice president or treasurer of the managing member, acting on behalf of such managing member in its capacity as managing member.

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“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth as such Lender’s Revolving Commitment on Schedule 1.01(a) or on its respective Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement.

“Revolving Credit Exposure” means, as to any Revolving Lender at any time, the aggregate Outstanding Amount at such time of its outstanding Revolving Loans.

“Revolving Credit Facility” means, at any time, the revolving credit facility evidenced by the aggregate amount of the Revolving Lenders’ Revolving Commitments.

“Revolving Lender” shall mean any Lender holding a Revolving Commitment.

“Revolving Loan” means an extension of credit by a Revolving Lender to Borrower under Section 2.01(a) in the form of a Base Rate Loan or a LIBOR Rate Loan.

“Revolving Maturity Date” means the earliest of: (a) the Stated Revolving Maturity Date; (b) the date upon which Administrative Agent declares the Obligations, or the Obligations become, due and payable after the occurrence and during the continuance of an Event of Default, in each case as provided in Section 10.02; or (c) the date upon which Borrower terminates the Revolving Commitments pursuant to Section 3.06 or otherwise.

“Revolving Percentage” means with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.11. If the commitment of each Revolving Lender to make Revolving Loans have been terminated pursuant to Section 10.02 or if the aggregate Revolving Commitments have expired, then the Revolving Percentage of each Revolving Lender shall be determined based on the Revolving Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Revolving Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.01(a) (or a replacement Schedule 1.01(a) issued by Administrative Agent from time to time to the extent new Lenders become party hereto or the Revolving Commitments of Lenders change) or in the Assignment and Assumption pursuant to which such Revolving Lender becomes a party hereto, as applicable.

“Revolving Principal Obligation” means the sum of the aggregate Outstanding Amount of the Revolving Loans.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.

“Sanction(s)” means any economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time administered or enforced by a United States Governmental Authority (including, without limitation, OFAC), a Canadian Governmental Authority, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

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“Sanctioned Person” means any Person that is (i) the subject or target of any Sanctions, (ii) any Person located, operating, organized or resident in a Designated Jurisdiction, (iii) an agency of the government of a Designated Jurisdiction, or (iv) any Person owned or controlled by any Person or agency described in any of the preceding clauses (i) through (iii).

“Security Agreement” means that certain Equity Interest Pledge and Security Agreement, dated as of the date hereof, by the Borrower in favor of the Administrative Agent, as amended, restated, modified or supplemented from time to time, substantially in the form of Exhibit D hereto, made by Borrower (and/or any applicable Guarantor) in favor of the Administrative Agent, pursuant to which such parties pledge and assign to the Administrative Agent a first, exclusive and prior lien and security interest in, and pledge of, the Equity Interests in each Borrowing Base Property Owner.

“SEMS” means the Superfund Enterprise Management System.

“Solvent” means, when used with respect to any Person, as of any date of determination, (a) the amount of the then “present fair saleable value” of the assets of such Person, as of such date, exceeds the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable requirements of federal law, or any state law applicable to the relevant Person or its assets or liabilities, in any such case governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person, as of such date, are greater than the amount that will be required to pay the anticipated liability of such Person on its debts as such debts become absolute and matured, (c) such Person does not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person is able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim,” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Stated Revolving Maturity Date” means March 8, 2024, as it may be extended pursuant to Section 2.13.

“Subordinated Claims” is defined in Section 5.02.

“Subsequent Lender” means a Person that becomes a Lender under this Credit Agreement subsequent to the Closing Date in connection with a Facility Increase Request pursuant to Section 2.12.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time directly or indirectly beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means each Borrowing Base Property Owner and each Consolidated Owner thereof.

“Swap Contract” means: (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

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“Tangible Net Worth” means, as of any date of calculation, the sum of (a) Total Asset Value, less (b) the aggregate Indebtedness of the Fund, the Borrower and their Subsidiaries, in each case, as of such date.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax, or penalties applicable thereto.

“Total Asset Value” means, as of any date of calculation, the sum of (a) the aggregate Value of all Properties owned by the Fund, Borrower’s, and their Subsidiaries Properties, including the Borrower’s Equity Percentage of the Value of any Properties owned by its non-Wholly Owned Subsidiaries plus (b) the amount of any unrestricted Cash and Cash Equivalents, excluding tenant security and other restricted deposits, of the Loan Parties and their Wholly Owned Subsidiaries.

“Total Credit Exposure” means, as to any Lender at any time, an amount equal to the sum of the unused Revolving Commitment and Revolving Credit Exposure of such Lender at such time.

“Total Leverage Ratio” means as of any date of calculation, the ratio (expressed as a percentage) of (a) the aggregate amount of the Fund’s, the Borrower’s and their respective Subsidiaries’ Indebtedness to (b) Total Asset Value, in each case as of such date.

“Triple Net Lease” means a Lease by a tenant of a Property under which the tenant is financially responsible for real estate taxes and assessments, repairs and maintenance (except for major roof and structural repairs and other customary exclusions for Triple Net Leases), insurance premiums, and other expenses relating to the operation of such Property.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a LIBOR Rate Loan.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 4.01(e)(ii)(B)(3).

“UCC” means the Uniform Commercial Code as adopted in the State of New York and any other state, which governs creation or perfection (and the effect thereof) of security interests in any collateral for the Obligations.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

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“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Value” means, with respect to any Property as of any date of determination, (a) at all times prior to the Appraisal Requirement Date, the undepreciated cost of such Property as of such date and (b) from and after the Appraisal Requirement Date, the lower of (i) undepreciated cost basis of such Property and (ii) the as-is appraised value of such Property pursuant to the most-recent appraisal thereof obtained by the Borrower.

“Weighted Average Remaining Lease Term” means, as of any date of determination, the sum of the following for each Borrowing Base Property: (i) the number of years (rounded to the nearest 1/10th) remaining in the term of the Lease with respect to such Borrowing Base Property multiplied by (ii) the Adjusted NOI of such Borrowing Base Property used in calculation of the Borrowing Base NOI for the most recent fiscal quarter, annualized after giving effect to any applicable Concentration Limits divided by (iii) the Borrowing Base NOI for the most recently ended fiscal quarter, annualized.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person, all of the outstanding voting Equity Interests in which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

“Withholding Agent” means each Loan Party and Administrative Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02. Other Definitional Provisions. All terms defined in this Credit Agreement shall have the above-defined meanings when used in the Notes or any other Loan Documents or any certificate, report or other document made or delivered pursuant to this Credit Agreement, unless otherwise defined in such other document.

(a)       Defined terms used in the singular shall import the plural and vice versa.

(b)      The words “hereof,” “herein,” “hereunder,” and similar terms when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provisions of this Credit Agreement.

(c)       Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

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(d)       The term “including” is by way of example and not limitation.

(e)       The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f)       In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(g)       Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Loan Document.

1.03. Times of Day; Rates. Unless otherwise specified in the Loan Documents, time references are to time in Chicago, Illinois. Administrative Agent does not warrant, nor accept responsibility for, nor shall Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of LIBOR Rate or with respect to any comparable or successor rate thereto.

1.04. Accounting Terms.

(a)       Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements of the Loan Parties, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Borrower and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-2047 on financial liabilities shall be disregarded.

(b)       Changes in GAAP. If at any time any change in GAAP or the application thereof would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, the Administrative Agent and Borrower shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in GAAP or the application thereof and Borrower; provided that, until so amended, (i) such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein and (ii) Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio, basket, requirement or other provision made before and after giving effect to such change in GAAP or the application thereof. For the avoidance of doubt of doubt and subject to the Borrower’s discretion, (i) notwithstanding any change in GAAP after the Closing Date that would require lease obligations that would be treated as operating leases as of the Closing Date to be classified and accounted for as Capital Lease Obligations or otherwise reflected on Holdings’ consolidated balance sheet, such obligations shall continue to be treated as operating leases and shall be excluded from the definition of Indebtedness and (ii) any lease that was entered into after the Closing Date that would have been considered an operating lease under GAAP in effect as of the Closing Date shall be treated as an operating lease for all purposes under this Credit Agreement and the other Loan Documents, and obligations in respect thereof shall be excluded from the definition of Indebtedness.

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1.05. Rates. Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR Rate” or with respect to any alternative or successor rate thereto, or replacement rate therefor or thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 4.07, will be similar to, or produce the same value or economic equivalence of, the LIBOR or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

2.             LOANS.

2.01. The Commitments.

(a)       Revolving Credit Commitment. Subject to the terms and conditions herein set forth, each Revolving Lender severally agrees, on any Business Day during the Availability Period, to make Revolving Loans to the Borrower at any time and from time to time in an aggregate principal amount not to exceed at any time outstanding the amount of such Revolving Lender’s Revolving Commitment; provided, however, that, after making any such Revolving Loans: (a) such Revolving Lender’s Revolving Credit Exposure would not exceed such Revolving Lender’s Revolving Commitment as of such date; and (b) the aggregate Revolving Principal Obligations would not exceed the Available Revolving Amount. Subject to the foregoing limitation, the conditions set forth in Section 6 and the other terms and conditions hereof, the Borrower may borrow, repay without penalty or premium, and re-borrow Revolving Loans hereunder, during the Availability Period.

(c)       General Terms. Each Borrowing pursuant to this Section 2.01 shall be made ratably by the Lenders in proportion to each Lender’s Revolving Percentage. No Lender shall be obligated to fund any Loan if the interest rate applicable thereto under Section 2.05(a) would exceed the Maximum Rate in effect with respect to such Loan.

2.02. Borrowings, Conversions and Continuations of Loans.

(a)       Request for Borrowing. Each Borrowing, each conversion of Loans from one Type of Loan to the other, and each continuation of LIBOR Rate Loans shall be made upon the Borrower’s irrevocable notice to Administrative Agent, which may be given by telephone or electronic mail. Each such notice must be received by Administrative Agent not later than 10:00 a.m. at least: (i) one (1) Business Day prior to the requested date of any Borrowing of, conversion to or continuation of LIBOR Rate Loans or of any conversion of LIBOR Rate Loans to Base Rate Loans; and (ii) on the same day of requested date of any Borrowing of Base Rate Loans. Each telephonic or electronic mail notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to Administrative Agent of a written Loan Notice (which may be delivered by electronic mail), appropriately completed and signed by a Responsible Officer of such Borrower and accompanied by an updated Borrowing Base Report detailing the Available Revolving Amount calculated after giving effect to the requested Loans. Each Loan Notice (whether telephonic or written) shall specify: (A) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type of Loan to the other, or a continuation of LIBOR Rate Loans; (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day); (C) the principal amount of Loans to be borrowed, converted or continued; (D) the Type of Loans to be borrowed or to which existing Loans are to be converted; (E) if applicable, the duration of the Interest Period with respect thereto; and (F) to which account the proceeds of such Borrowing should be directed. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting (i) a conversion, then the applicable Loans shall be made as, or converted to, a LIBOR Rate Loan with an Interest Period of one month, or (ii) a continuation, then the applicable Loan shall be continued as a LIBOR Rate Loan, with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of LIBOR Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

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(b)       Administrative Agent Notification of Lenders. Following receipt of a Loan Notice, Administrative Agent shall promptly notify each applicable Lender of the amount of its Revolving Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.

(c)       Tranches. Notwithstanding anything to the contrary contained herein, the Borrower shall not have the right to have more than five (5) LIBOR Rate Loans in the aggregate outstanding hereunder at any one time during the Availability Period.

(d)       Continuations and Conversions of LIBOR Rate Loans. Except as otherwise provided herein, a LIBOR Rate Loan may be continued or converted only on the last day of an Interest Period for such LIBOR Rate Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as LIBOR Rate Loans without the consent of the Required Lenders.

2.03. Minimum Loan Amounts. Each Borrowing of, conversion to or continuation of LIBOR Rate Loans shall be in a principal amount that is an integral multiple of $1,000,000 and not less than $50,000, and each Borrowing of, conversion to or continuation of Base Rate Loans shall be in an amount that is an integral multiple of $1,000,000 and not less than $50,000; provided, however, that a Loan may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments.

2.04. Funding.

(a)       Funding by Lenders; Presumption by Administrative Agent. Each Lender that is obligated to fund a Borrowing hereunder shall make the proceeds of its Revolving Percentage of such Borrowing available to Administrative Agent at Administrative Agent’s Office for the account of the Borrower no later than 1:00 p.m. on the borrowing date in immediately available funds, and upon fulfillment of all applicable conditions set forth herein, Administrative Agent shall promptly deposit such proceeds in immediately available funds in such Borrower’s account at Administrative Agent specified in the Loan Notice, or, if requested by such Borrower in the Loan Notice, shall wire transfer such funds as requested. No Borrowing shall be funded or held with Plan Assets. The failure of any Lender to advance the proceeds of its Revolving Percentage of any Borrowing required to be advanced hereunder shall not relieve any other Lender of its obligation to advance the proceeds of its Revolving Percentage of any Borrowing required to be advanced hereunder. Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Revolving Percentage of the requested Borrowing available to Administrative Agent on the applicable borrowing date, and Administrative Agent may, in reliance upon such assumption (but is not required to), make available to the Borrower a corresponding amount.

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(b)       Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 12.06(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 12.06(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 12.06(c).

(c)       Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 6 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

2.05. Interest.

(a)       Interest Rate. Subject to the provisions of clause (b) below: (i) each LIBOR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Margin; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date or date of conversion to a Base Rate Loan at a rate per annum equal to the Base Rate plus the Applicable Margin.

(b)       Default Rate. At any time while any Event of Default exists after the expiration of all applicable notice and cure periods, unless the Required Lenders otherwise consent, the principal amount of the Obligations shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate, from the date of the occurrence of such Event of Default until such Event of Default is cured or is waived; provided that the imposition of the Default Rate may thereafter be rescinded by the Required Lenders, notwithstanding Section 12.01.

2.06. Determination of Rate. Each change in the rate of interest for any Borrowing shall become effective, without prior notice to the Borrower, automatically as of the opening of business of Administrative Agent on the date of said change. Administrative Agent shall promptly notify Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBOR Rate Loans upon determination of such interest rate. The determination of the LIBOR Rate by Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, Administrative Agent shall notify Borrower and the Lenders of any change in CIBC US’s “prime rate” used in determining the Base Rate promptly following the public announcement of such change.

2.07. Use of Proceeds. The proceeds of the Loans shall be used solely for (i) working capital needs of the Borrower and its Subsidiaries, (ii) to finance the Borrower’s ongoing investment activity, and (iii) for general corporate purposes permitted under the Borrower’s Constituent Documents and the Partnership Agreement. Neither Lenders nor Administrative Agent shall have any liability, obligation, or responsibility whatsoever with respect to any Borrower’s use of the proceeds of the Loans, and neither Lenders nor Administrative Agent shall be obligated to determine whether or not any Borrower’s use of the proceeds of the Loans are for purposes permitted under such Borrower’s Constituent Documents or the Partnership Agreement. Nothing, including, without limitation, any Borrowing, any conversion or continuation thereof, or acceptance of any other document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Lenders or Administrative Agent as to whether any investment by any Borrower is permitted by the terms of the Borrower’ Constituent Documents.

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2.08. Unused Commitment Fee. In addition to the payments provided for in Section 3, Borrower shall pay to Administrative Agent, for the account of each Revolving Lender, according to its Revolving Percentage, an unused commitment fee on the daily amount of the Maximum Revolving Commitment which was unused (through the extension of Revolving Loans) during the immediately preceding calendar quarter at the rate of (a) twenty five basis points (0.25%) per annum if usage is less than fifty percent (50%) and (b) fifteen basis points (0.15%) per annum if usage is greater than or equal to fifty percent (50%), in each case, payable in arrears on the first Business Day of each calendar quarter for the preceding calendar quarter and on the Revolving Maturity Date for the period from the end of the preceding calendar quarter until the Revolving Maturity Date; provided that no such unused commitment fee shall accrue during, or be payable with respect to, the period commencing on the Closing Date and ending on September 5, 2021. Borrower and Revolving Lenders acknowledge and agree that the unused commitment fees payable hereunder are bona fide unused commitment fees and are intended as reasonable compensation to Revolving Lenders for committing to make funds available to Borrower as described herein and for no other purposes, and shall be due and payable whether or not the conditions precedent in Section 6.02 are satisfied.

2.09. Administrative Agent and Arranger Fees. Borrower shall pay to Administrative Agent and Arranger fees in consideration of the arrangement of the Revolving Commitments and administration of this Credit Agreement, which fees shall be payable in amounts and on the dates agreed to between each Borrower and Administrative Agent in a separate fee letter agreement.

2.10. Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the LIBOR Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan from and including the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 3.03, bear interest for one day.

2.11. Defaulting Lenders.

(a)       Adjustments. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)       Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 12.01.

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(ii)       Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 10 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 12.02, shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, as Borrower may request (so long as no Potential Default or Event of Default is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by Administrative Agent; third, if so determined by Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Credit Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; fifth, so long as no Event of Default is continuing, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if: (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share; and (y) such Loans were made at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Revolving Credit Exposures and Revolving Percentages hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.11(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)       Certain Fees. A Defaulting Lender shall not be entitled to receive any unused commitment fee payable under Section 2.08 for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b)       Defaulting Lender Cure. If Borrower and Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

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2.12. Increase in the Maximum Revolving Commitment.

(a)       Subject to the conditions set forth in this Section 2.12, the Maximum Revolving Commitment may be increased to the amount requested by Borrower by: (x) admitting one or more Subsequent Lenders; or (y) increasing the Revolving Commitment of any Lender (each, an “Increasing Lender”):

(i)       Borrower shall have delivered to Administrative Agent a written request for such increase (the “Facility Increase Request”) specifying the requested date of the increase, the requested amount of the increase, and whether the Borrower is requesting an increase of the Maximum Revolving Commitment;

(ii)       Borrower shall, as applicable, execute: (A) new Notes payable to the order of each Subsequent Lender; or (B) replacement Notes payable to the order of each Increasing Lender;

(iii)       after giving effect to any increase in the Revolving Lender’s Revolving Commitments, the Maximum Revolving Commitment will not exceed $250,000,000;

(iv)       each increase in the Maximum Revolving Commitment shall be in the minimum amount of $20,000,000;

(v)       no Event of Default has occurred and is continuing or would result from such increase in the Maximum Revolving Commitment;

(vi)       as of the date of such increase, the representations and warranties contained in Section 7 and in each other Loan Document are true and correct in all material respects; except to the extent that such representations and warranties specifically refer to any earlier date, in which case they shall be true and correct as of such earlier date and except that for the purposes of this Section 2.12(a)(vi), the representations and warranties contained in Section 7.07 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 8.01;

(vii)       Borrower shall deliver a Beneficial Ownership Certification or controlling party certification to each requesting Lender in connection with any such increase;

(viii)       Borrower shall pay the applicable Facility Increase Fee;

(ix)       subject to Section 2.12(b)(i), Administrative Agent can successfully syndicate the requested increase of the Maximum Revolving Commitment; and

(x)       Borrower shall not have, prior to the date of such Facility Increase Request or the effective date of the increase requested pursuant thereto, requested or effectuated a reduction of the Maximum Revolving Commitment pursuant to Section 3.06.

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(b)       With respect to each Facility Increase Request delivered pursuant to Section 2.12(a)(i), Administrative Agent agrees that:

(i)       Administrative Agent will use its best efforts to syndicate the requested increase of the Maximum Revolving Commitment;

(ii)       each Subsequent Lender shall be an Eligible Assignee; and

(iii)       Administrative Agent shall cause: (A) each Increasing Lender to execute a confirmation of such increase in a form acceptable to Administrative Agent; and (B) each Subsequent Lender to execute a joinder to this Credit Agreement in a form acceptable to Administrative Agent.

(c)       Notwithstanding anything else in the foregoing: (i) no admission of any Subsequent Lender shall increase the Revolving Commitments of any existing Lender without such existing Lender’s consent; and (ii) no Lender shall become an Increasing Lender without such Lender’s consent; and (iii) no increase will be permitted after Borrower has decreased the Maximum Revolving Commitment under Section 3.06.

(d)       Any increase under this Section 2.12 will be documented by a written confirmation issued by Administrative Agent, and no amendment agreement will be required (unless amendments other than an increase to the Maximum Revolving Commitment are being effected at the time of such increase). If Administrative Agent deems it advisable in its sole discretion, Borrower and each Lender agree to execute an amendment to this Credit Agreement, in form and substance acceptable to Administrative Agent, to document an increase in the Maximum Revolving Commitment pursuant to this Section 2.12. Upon the effective date of any increase in the Maximum Revolving Commitment pursuant to this Section 2.12, Administrative Agent may unilaterally revise Schedule 1.01(a).

2.13. Extension of Stated Maturity Date. So long as: (x) no Event of Default shall have occurred and be continuing on the date on which notice is given in accordance with the following clause (a) or no uncured Potential Default or Event of Default shall be continuing on the Stated Revolving Maturity Date then in effect; and (y) the representations and warranties contained in Section 7 or in any other Loan Document shall be true and correct in all material respects on and as of the date on which notice is given in accordance with the following clause (a) and on the Stated Revolving Maturity Date then in effect, except (1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (2) for purposes of this Section 2.13, the representations and warranties contained in Section 7.07 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 8.01, the Borrower may elect to extend the then Stated Revolving Maturity Date to a date that is not later than twelve (12) months after the then-effective Stated Revolving Maturity Date, exercisable no more than two (2) times upon: (a) delivery of a Facility Extension Request to Administrative Agent at least thirty (30) days, but no more than one hundred twenty (120) days, prior to the Stated Revolving Maturity Date then in effect; (b) delivery of an updated Compliance Certificate evidencing compliance by the Borrower of all financial covenants set forth in Section 9.08 on a pro forma basis and a Borrowing Base Report evidencing compliance with all Borrowing Base covenants and that the Revolving Principal Obligation does not exceed the Available Loan Amount, (c) payment to Administrative Agent for the benefit of the Lenders of a facility extension fee of twenty (20) basis points of then-existing Maximum Revolving Commitment; (d) delivery of a Beneficial Ownership Certification or controlling party certification to each requesting Lender in connection with any such extension; and (e) payment by Borrower of all other reasonable, out-of-pocket fees and expenses actually incurred by Administrative Agent and the Lenders. Each such extension shall be evidenced by delivery of written confirmation of the same by Administrative Agent to Borrower on or before the date that is thirty (30) days prior to the applicable Stated Revolving Maturity Date then in effect, provided Borrower must satisfy the terms of subsection (x) and (y) above as of the then applicable Stated Revolving Maturity Date then in effect.

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3.         PAYMENT OF OBLIGATIONS.

3.01. Notes.

(a)       The Borrowings funded by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Borrowings made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

(b)       Upon the request of any Lender made through Administrative Agent, the Borrower shall execute and deliver to such Lender (through Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. The Borrower agrees, from time to time, upon the request of Administrative Agent or any affected Lender, to reissue new Notes, in accordance with the terms and in the form heretofore provided, to any Lender and any Assignee of such Lender in accordance with Section 12.11, in renewal of and substitution for the Note previously issued by the Borrower to the affected Lender.

3.02. Payment of Interest.

(a)       Interest. Interest on each Borrowing and any portion thereof shall commence to accrue in accordance with the terms of this Credit Agreement and the other Loan Documents as of the date of the disbursal or wire transfer of such Borrowing by Administrative Agent, consistent with the provisions of Section 2.05, notwithstanding whether the Borrower received the benefit of such Borrowing as of such date and even if such Borrowing is held in escrow pursuant to the terms of any escrow arrangement or agreement. When a Borrowing is disbursed by wire transfer pursuant to instructions received from the Borrower, then such Borrowing shall be considered made at the time of the transmission of the wire, in accordance with the Loan Notice, rather than the time of receipt thereof by the receiving bank. With regard to the repayment of the Loans, interest shall continue to accrue on any amount repaid until such time as the repayment has been received in federal or other immediately available funds by Administrative Agent.

(b)       Interest Payment Dates. Accrued and unpaid interest (i) on the Obligations shall be due and payable in arrears on each Interest Payment Date and on the Revolving Maturity Date, and (ii) on any payment obligation of the Borrower hereunder on which the Borrower is in default shall be due and payable at any time and from time to time following the expiration of any cure period applicable to such default upon demand by Administrative Agent. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

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(c)       Direct Disbursement. If, at any time, Administrative Agent shall not have received on the date due, any payment of interest upon the Loans or any fee described herein, Administrative Agent may direct the disbursement of funds from any deposit account of any Borrower maintained at CIBC US to Lenders, in accordance with the terms hereof, to the extent available therein for payment of any such amount.

3.03. Payments of Obligation.

(a)       Maturity Date. The Revolving Principal Obligation outstanding on the Revolving Maturity Date, together with all accrued but unpaid interest thereon, shall be due and payable on the Revolving Maturity Date. All other Obligations outstanding, together with all accrued but unpaid interest thereon, shall be due and payable on the Revolving Maturity Date.

(b)       Payments Generally. All payments of principal of and interest on the Obligations under this Credit Agreement by the Borrower to or for the account of Lenders, or any one of them, shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff by the Borrower. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Funds received after 2:00 p.m. shall be treated for all purposes as having been received by Administrative Agent on the first Business Day next following receipt of such funds and any applicable interest or fees shall continue to accrue. Each Lender shall be entitled to receive its Revolving Percentage (or other applicable share as provided herein) of each payment received by Administrative Agent hereunder for the account of Lenders on the Obligations. Each payment received by Administrative Agent hereunder for the account of a Lender shall be promptly distributed by Administrative Agent to such Lender. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c)       Clawback.

(i)       Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender obligated to fund a portion of a Borrowing prior to the proposed date of any Borrowing of LIBOR Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.04 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.04) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then such Lender and the Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to Administrative Agent, at: (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing; and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing as of the date of such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

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(ii)       Payments by Borrower; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower have not in fact made such payment, then each of the Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

3.04. Mandatory Prepayment. If the Revolving Principal Obligation exceeds the Available Revolving Amount, then Borrower shall pay no later than five (5) Business Days after written demand therefor such excess (the “Mandatory Prepayment Amount”) to Administrative Agent, for the benefit of Lenders, in immediately available funds.

3.05. Voluntary Prepayments. The Borrower may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that: (a) such notice must be received by Administrative Agent not later than 1:00 p.m. on the date of prepayment of such Loans; (b) any prepayment of LIBOR Rate Loans shall be in a principal amount of no less than $250,000 or a whole multiple of $50,000 in excess thereof; and (c) any prepayment of Base Rate Loans shall be in a principal amount of no less than $250,000 or a whole multiple of $50,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date (which shall be a Business Day) and amount of such prepayment and the Type(s) of Loans to be prepaid. Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Revolving Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Subject to Section 2.11, each such prepayment shall be applied to the Obligations held by each Lender in accordance with its respective Revolving Percentage.

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3.06. Reduction or Early Termination of Revolving Commitments. So long as no Loan Notice is outstanding, Borrower may terminate the Revolving Commitments, or permanently reduce the aggregate Maximum Revolving Commitment, by giving prior irrevocable written notice to Administrative Agent of such termination or reduction three (3) Business Days prior to the effective date of such termination or reduction (which date shall be specified by Borrower in such notice), provided that: (a) any such partial reduction shall be in an aggregate amount of no less than $5,000,000 or any whole multiple of $50,000 in excess thereof; (b) Borrower may not reduce the Maximum Revolving Commitments to an amount below $10,000,000 except in connection with the termination of all of the Revolving Commitments, and (c) Borrower shall not terminate or reduce the aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Revolving Principal Obligation would exceed the aggregate Revolving Commitments. Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the aggregate Revolving Commitments. Each reduction of the aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Revolving Lender according to its Revolving Percentage. All fees accrued until the effective date of any termination of the aggregate Revolving Commitments shall be paid on the effective date of such termination. After any reduction of the aggregate Revolving Commitments under this Section 3.06, the Borrower shall not be permitted to request any increase to the Maximum Revolving Commitment under Section 2.12.

3.07. Lending Office. Each Lender may: (a) designate its principal office or a branch, subsidiary or Affiliate of such Lender as its Lending Office (and the office to whose accounts payments are to be credited) for any LIBOR Rate Loan; (b) designate its principal office or a branch, subsidiary or Affiliate as its Lending Office (and the office to whose accounts payments are to be credited) for any Base Rate Loan and (c) change its Lending Office from time to time by notice to Administrative Agent and Borrower. In such event, such Lender shall continue to hold the Note, if any, evidencing its Loans for the benefit and account of such branch, subsidiary or Affiliate. Each Lender shall be entitled to fund all or any portion of its Revolving Commitments in any manner it deems appropriate, consistent with the provisions of Section 2.04, but for the purposes of this Credit Agreement such Lender shall, regardless of such Lender’s actual means of funding, be deemed to have funded its Revolving Commitments in accordance with the Interest Option selected from time to time by the Borrower for such Borrowing period.

4.           CHANGE IN CIRCUMSTANCES.

4.01.          Taxes.

(a)           Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)       Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by Administrative Agent or the Borrower, then Administrative Agent or the Borrower shall be entitled to make such deduction or withholding.

(ii)       If the Borrower or Administrative Agent shall be required by the Code or any other applicable Laws to withhold or deduct any Taxes from any payment, then: (A) the Borrower or the Administrative Agent, as required by such Laws, shall be entitled to withhold or make such deductions as are determined by it to be required; (B) the Borrower or Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws; and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions and withholdings (including deductions applicable to additional sums payable under this Section 4.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made on account of Indemnified Taxes.

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(b)           Payment of Other Taxes by Borrower. Without limiting or duplication of the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

(c)           Tax Indemnifications.

(i)       Without duplication of the provisions of subsections (a) and (b) above, Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)       Each Lender shall, and does hereby, severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, against: (A) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower have not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so); (B) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.11(e) relating to the maintenance of a Participant Register; and (C) any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Credit Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 4.01(c)(ii).

(d)          Evidence of Payments. Upon request by the Borrower or Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by Administrative Agent to a Governmental Authority as provided in this Section 4.01, the Borrower shall deliver to Administrative Agent or Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or Administrative Agent, as the case may be.

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(e)           Status of Lenders; Tax Documentation.

(i)       Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and Administrative Agent, at the time or times reasonably requested by the Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or Administrative Agent as will enable the Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 4.01(e)(ii)(A), 4.01(e)(ii)(B), 4.01(e)(ii)(D), and 4.01(e)(ii)(E)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing:

(A)       any Lender that is a U.S. Person shall deliver to the Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or Administrative Agent), whichever of the following is applicable:

(1)       in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party: (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty; and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

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(2)       executed copies of IRS Form W-8ECI;

(3)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code; (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”); and (y) executed copies of IRS Form W-8BEN or W-8BEN-E (or successor form); or

(4)       to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made;

(D)       If the Administrative Agent is a U.S. Person, it shall deliver to the Borrower on or prior to the date on which it becomes the Administrative Agent under this Credit Agreement two duly completed copies of Form W-9. If the Administrative Agent is not a U.S. Person, it shall provide to the Borrower on or prior to the date on which it becomes the Administrative Agent under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower): (A) two executed copies of Form W-8ECI with respect to any amounts payable to the Administrative Agent for its own account, and (B) two executed copies of Form W-8IMY with respect to any amounts payable to the Administrative Agent for the account of others, certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business within the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a U.S. Person with respect to such payments (and the Borrower and the Administrative Agent agree to so treat the Administrative Agent as a U.S. Person with respect to such payments as contemplated by Section 1.1441-1(b)(2)(iv) of the United States Treasury Regulations); and

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(E)       if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (E), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement.

(iii)       Each Recipient agrees that if any form or certification it previously delivered pursuant to this Section 4.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and Administrative Agent in writing of its legal inability to do so.

(f)       Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If any Recipient determines, in its reasonable discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower, upon the request of such Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection 4.01(f) shall not be construed to require the Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g)       Survival. Each party’s obligations under this Section 4.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of all Revolving Commitments and the repayment, satisfaction or discharge of all other Obligations.

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4.02. Illegality. If any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the LIBOR Rate, or to determine or charge interest rates based upon any LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrower through Administrative Agent: (a) any obligation of such Lender to make or continue LIBOR Rate Loans or to convert Base Rate Loans to LIBOR Rate Loans shall be suspended; and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans for which the interest rate is determined by reference to the LIBOR Rate component of the Base Rate, the interest rate for Base Rate Loans made by such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the LIBOR Rate component of the Base Rate, in each case until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice: (i) the Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), convert all LIBOR Rate Loans of such Lender to Base Rate Loans (which interest rate shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the LIBOR Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or, if such Lender may not lawfully continue to maintain LIBOR Rate Loans immediately; and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBOR Rate, Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the LIBOR Rate component thereof until Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBOR Rate. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted.

4.03. Inability to Determine Rates. If the Administrative Agent or the Required Lenders determine that for any reason in connection with any request for a Loan or a conversion to or continuation thereof that: (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Loan; (ii) adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan or in connection with an existing or proposed Base Rate Loan; or (iii) the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Administrative Agent will promptly so notify Borrower and each Lender. Thereafter: (x) the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the LIBOR Rate component of the Base Rate, the utilization of the LIBOR Rate component in determining the Base Rate shall be suspended, in each case until Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans, without reference to the LIBOR Rate, in the amount specified therein.

Notwithstanding the foregoing (but subject to Section 4.07), if Administrative Agent or the Required Lenders have made the determination described in clause (i) or clause (ii) of the first sentence of this Section 4.03, Administrative Agent, in consultation with and subject to the reasonable approval of the Borrower and the Required Lenders, may establish an alternative interest rate for the Loans affected thereby, in which case such alternative rate of interest shall apply with respect to such Loans until (1) Administrative Agent revokes the notice delivered with respect to the such Loans under clause (i) or clause (ii) of the first sentence of this Section 4.03, (2) Administrative Agent or the Required Lenders notify Administrative Agent and Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding such Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides Administrative Agent and Borrower written notice thereof.

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4.04. Increased Costs Generally.

(a)          Change in Law. If any Change in Law shall:

(i)       impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)       subject any Recipient to any Taxes (other than: (A) Indemnified Taxes;

(B)  Taxes described in clauses (b) through (d) of the definition of Excluded Taxes; and

(C)  Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)       impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or LIBOR Rate Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting, continuing or maintaining any Loan the interest on which is determined by reference to the LIBOR Rate (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will reasonably compensate such Lender for such additional costs incurred or reduction suffered.

(b)       Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Credit Agreement, the Revolving Commitment of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will reasonably compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)       Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

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(d)       Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 4.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 4.04 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

4.05. Compensation for Losses. Without duplication of any compensation available to a Lender under Sections 4.01 and 4.04, upon demand of any Lender (with a copy to Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for any loss, cost or expense incurred by it as a result of:

(a)       any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)       any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)       any assignment of a LIBOR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 12.12;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any reasonable and customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 4.05, each Lender shall be deemed to have funded each LIBOR Rate Loan made by it at the LIBOR Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan was in fact so funded.

4.06. Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office.      If any Lender requests compensation under Section 4.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.01, or if any Lender gives a notice pursuant to Section 4.02, then, at the request of Borrower, such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment: (i) would eliminate or reduce amounts payable pursuant to Section 4.01 or Section 4.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 4.02, as applicable; and (ii) in each case, would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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(b)       Replacement of Lenders. If any Lender requests compensation under Section 4.04, or if the Borrower is required to pay Indemnified Taxes or any additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.01, and in each such case Lender has declined or is unable to designate a different lending office in accordance with Section 4.06(a), Borrower may replace such Lender in accordance with Section 12.12.

(c)       Survival. The Borrower’s obligations under this Section 4 shall survive termination of the aggregate Revolving Commitments, repayment of all other Obligations hereunder and resignation of Administrative Agent.

4.07. Effect of Benchmark Transition Event.

(a)       Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Administrative Agent (without, except as specifically provided in the two following sentences, any action or consent by any other party to this Credit Agreement) may amend this Credit Agreement to replace the LIBOR Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (Chicago time) on the fifth (5th) Business Day after Administrative Agent has posted such proposed amendment to all Lenders and Borrower so long as Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Borrower and Lenders comprising Required Lenders have delivered to Administrative Agent written notice that Borrower and such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 4.07 will occur prior to the applicable Benchmark Transition Start Date.

(b)       Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement.

(c)       Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify Borrower and Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or Lenders pursuant to this Section 4.07, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 4.07.

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(d)       Benchmark Unavailability Period. Upon Borrower’ receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower will be deemed to have converted any pending request for a LIBOR Rate Loan, and any conversion to or continuation of any LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period into a request for a borrowing of or conversion to Base Rate Loans.

(e)       Certain Defined Terms. As used in this Section 4.07:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by Administrative Agent giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than one-quarter of one percent (0.25%), the Benchmark Replacement will be deemed to be one-quarter of one percent (0.25%) for the purposes of this Credit Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBOR Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Credit Agreement).

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“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBOR Rate: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBOR Rate permanently or indefinitely ceases to provide the LIBOR Rate; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBOR Rate: (1) a public statement or publication of information by or on behalf of the administrator of the LIBOR Rate announcing that such administrator has ceased or will cease to provide the LIBOR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate; (2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBOR Rate, a resolution authority with jurisdiction over the administrator for the LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Rate, which states that the administrator of the LIBOR Rate has ceased or will cease to provide the LIBOR Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate; or (3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate announcing that the LIBOR Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Administrative Agent or Required Lenders, as applicable, by notice to Borrower, Administrative Agent (in the case of such notice by Required Lenders) and Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate and solely to the extent that the LIBOR Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder in accordance with the Section 4.07 and (y) ending at the time that a Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder pursuant to this Section 4.07.

“Early Opt-in Election” means the occurrence of: (1) (i) a determination by Administrative Agent or (ii) a notification by Required Lenders to Administrative Agent (with a copy to Borrower) that Required Lenders have determined, that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section 4.07 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate, and (2) (i) the election by Administrative Agent or (ii) the election by Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Administrative Agent of written notice of such election to Borrower and Lenders or by Required Lenders of written notice of such election to Administrative Agent.

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“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

5.         SECURITY.

5.01. Liens and Security Interests. To secure performance by the Loan Parties of the payment and performance of the Obligations, the Borrower (and as applicable, any Subsidiary of a Borrower which owns an Equity Interest in any Borrowing Base Property Owner) shall grant, pledge and assign to Administrative Agent, for the benefit of each of the Lenders, an exclusive first priority security interest and lien in and to the Collateral.

5.02. Subordination of Claims. As used herein, the term “Subordinated Claims” means, with respect to each General Partner, and each Loan Party, all debts and liabilities between or among any two or more of such Persons, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of such Person or Persons thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by any Loan Party (including, without limitation, by setoff pursuant to the terms of any applicable agreement). Subordinated Claims shall include any management, advisory, transaction, or similar fees owed to the General Partners or their Affiliates in connection with the Partnership Agreement or the Borrower’s limited partnership agreement. At any time (i) that the Revolving Principal Obligation exceeds the Available Revolving Amount, and until the Mandatory Prepayment Amount pursuant to Section 3.04 in connection therewith, if any, shall be paid and satisfied in full, or (ii) during the existence and continuation of a Potential Default under Section 10.01(a), (g), or (h) or an Event of Default, neither any Loan Party nor any General Partner nor any Affiliate thereof shall receive or collect, directly or indirectly any amount upon the Subordinated Claims (including, without limitation any asset management fees; provided such asset management fees may continue to accrue during such time and be paid in the future when not prohibited hereunder), other than to obtain funds required to pay any Mandatory Prepayment Amount pursuant to Section 3.04.

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Any liens, security interests, judgment liens, charges, or other encumbrances upon any Person’s assets securing payment of Subordinated Claims shall be and remain inferior and subordinate in right of payment and of security to any liens, security interests, judgment liens, charges, or other encumbrances upon Loan Party’s assets securing such Loan Party’s obligations and liabilities to Lenders pursuant to any of the Collateral Documents executed by such Person, regardless of whether such encumbrances in favor of any Loan Party or Lenders presently exist or are hereafter created or attach.

5.03. Guaranty.

(a)       Guarantee. In order to induce the Lenders to make Loans hereunder, each Guarantor hereby irrevocably, unconditionally, jointly and severally guarantees to the Administrative Agent for the benefit of the Lenders, the due and punctual payment of all Obligations (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the Borrower (collectively, the “Guaranteed Obligations”). Each Guarantor agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations. Each and every default in payment or performance on any Guaranteed Obligation shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

(b)       Guaranteed Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower or to any other guarantor of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of Administrative Agent or the Lenders to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Loan Party under the provisions of the Loan Documents or otherwise; (b) any rescission, waiver, amendment or modification of, or any release of any Person from any of the terms or provisions of any Loan Document or any other agreement; (c) the failure or delay of any of the Administrative Agent or the Lenders for any reason whatsoever to exercise any right or remedy against any other guarantor of the Obligations; (d) the failure of any of the Administrative Agent or the Lenders to assert any claim or demand or to enforce any remedy under any Loan Document, any guarantee or any other agreement or instrument; (e) any default, failure or delay, willful or otherwise, in the performance of any Obligations; (f) the failure of perfection of any Lien or other rights of any of the Administrative Agent or the Lenders in respect of any security for any Obligations, the release or impairment of any such Lien or rights, or the failure to assert any such Lien or rights or any other failure to realize upon any such Lien or rights (recourse by the Administrative Agent or any Lender to any such Lien or rights not being a condition to the obligations of each Guarantor under this Section 5.03); or (g) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of each Guarantor or otherwise operate as a discharge or exoneration of each Guarantor as a matter of law or equity or which would impair or eliminate any right of each Guarantor to subrogation.

(c)       Guarantee of Payment. Each Guarantor agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, that such guarantee may be enforced at any time and from time to time, on one or more occasions, during the continuance of any Event of Default, without any prior demand or enforcement in respect of any Guaranteed Obligations, and each Guarantor waives any right to require that any resort be had by any of the Administrative Agent or the Lenders to any other guarantee, or to any security held for payment of any Guaranteed Obligations. The solicitation of, or the delivery by each Guarantor of, any confirmation or reaffirmation of this Credit Agreement under any circumstance shall not give rise to any inference as to the continued effectiveness of this Credit Agreement in any other circumstance in which the confirmation or reaffirmation hereof has not been solicited or has not been delivered (whether or not solicited), and the obligations of each Guarantor hereunder shall continue in effect as herein provided notwithstanding any solicitation or delivery of any confirmation or reaffirmation hereof or thereof, or any failure to solicit or to deliver (whether or not solicited) any such confirmation or reaffirmation, under any circumstances.

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(d)       No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Guaranteed Obligations), including any claim of waiver, release, surrender, amendment, modification, alteration or compromise of any of the Guaranteed Obligations or of any collateral security or guarantee or other accommodation in respect thereof, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or any Loan Document or any provision thereof (or of this Credit Agreement or any provision hereof) or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by any change of location, form or jurisdiction of the Borrower or any other Person, any merger, consolidation or amalgamation of the Borrower or any other Person into or with any other Person, any sale, lease or transfer of any of the assets of the Borrower or any other Person to any other Person, any other change of form, structure, or status under any law in respect of the Borrower or any other Person, or any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, that might otherwise constitute a legal or equitable defense, release, exoneration, or discharge or that might otherwise limit recourse against the Borrower, any Guarantor, or any other Person. The obligations of each Guarantor hereunder shall extend to all Obligations of the Borrower without limitation of amount, and each Guarantor agrees that it shall be obligated to honor its guarantee hereunder whether or not any other guarantor or any Person that has provided any collateral or that is the obligor in respect of any obligation that constitutes collateral for any Obligations of the Borrower (i) has been called to honor its guarantee or provide such collateral or honor any such obligation or, (ii) having been so called has failed to do so in whole or in part, or (iii) has been released for any reason whatsoever from any such obligation.

(e)       Defenses Waived; Maturity of Guaranteed Obligations. To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final payment in full in cash of the Guaranteed Obligations. The Administrative Agent or the Lenders may, at their election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other Person or exercise any other right or remedy available to them against the Borrower or any other Person, without affecting or impairing in any way the liability of each Guarantor hereunder except to the extent the Guaranteed Obligations have been fully, and finally paid in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of each Guarantor against the Borrower or any other Person, as the case may be, or any security. Each Guarantor agrees that, as between such Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated for the purposes of each Guarantor’s guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Borrower in respect of the Guaranteed Obligations (other than any notices and cure periods expressly granted to the Borrower in this Credit Agreement or any other Loan Document evidencing or securing the Obligations of the Borrower) and (ii) in the event of any such acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable in full by each Guarantor for purposes of this Credit Agreement.

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(f)       Reinstatement. Each Guarantor further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any of the Administrative Agent or the Lenders upon the bankruptcy or reorganization of the Borrower or otherwise. Except as provided in Section 5.04 below, nothing shall discharge or satisfy the liability of any Guarantor hereunder except the full performance and payment in cash of the Obligations.

(g)       Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither Administrative Agent nor any other Lender will have any duty to advise any Guarantor of information now or hereafter known to it or any of them regarding any of the foregoing.

5.04.        Borrowing Base.

(a)       Initial Borrowing Base. As of the Closing Date, the Borrowing Base shall consist of the Initial Borrowing Base Properties, which Initial Borrowing Base Properties have been accepted by the Administrative Agent and the Lenders.

(b)       Changes in Borrowing Base Calculation. Each change in the Borrowing Base shall be effective upon receipt of a new Borrowing Base Report pursuant to the terms of this Credit Agreement; provided that any increase in the Borrowing Base reflected in such Borrowing Base Report shall not become effective until (a) the conditions for the admission of any new Borrowing Base Property under this Credit Agreement have been satisfied, and (b) the first (1st) Business Day following delivery of the new Borrowing Base Report in all other instances.

(c)       Requests for Admission into Borrowing Base. In connection with any request by the Borrower to add new Borrowing Base Properties, Borrower shall provide Administrative Agent with the Property Information for such Borrowing Base Properties and the Administrative Agent shall promptly furnish such Property Information and other information to the Lenders; provided that (i) the Borrower may not make a request to add new Borrowing Base Properties more frequently than once in any thirty (30) day period and (ii) each request for an addition shall be include either (x) three (3) or more Borrowing Base Properties or (y) Borrowing Base Properties with Borrowing Base Value of no less than $7,500,000.

(d)       Eligibility. In order for an Acceptable Property to be eligible for inclusion in the Borrowing Base, such Acceptable Property shall satisfy the following as approved by the Administrative Agent:

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(i)       all Property Information with respect to such Acceptable Property shall be reasonably acceptable to Administrative Agent;

(ii)       the admission of such Acceptable Property into the Borrowing Base shall not breach any obligation of any Borrower under any contractual obligation;

(iii)       any of the acts mentioned in any of the provisions of this Credit Agreement or any other Loan Document, agreement or instrument referred to herein or therein shall be done or omitted; and

(iv)       Borrower shall have certified to the Administrative Agent that (1) the subject Acceptable Property satisfies the criteria to be included in the calculation of the Borrowing Base, (2) no Default (other than a Default that would be cured by the addition of such Acceptable Property to the pool of Borrowing Base Properties) or Event of Default exists under this Agreement and that the addition of such Acceptable Property as a Borrowing Base Property shall not result in any such Default or Event of Default, and (3) that the applicable Borrowing Base Property Owner and each Consolidated Owner thereof has not incurred, and such Borrowing Base Property Owner and the Consolidated Owners thereof and Acceptable Property are not otherwise subject to or obligated under, any Indebtedness other than the Obligations.

(e)       Approval of Borrowing Base Properties. The admission of any Property into the Borrowing Base shall require the prior written approval of the Administrative Agent (not to be unreasonably withheld, conditioned, or delayed) in all instances. The Administrative Agent shall respond to any such request for admission within ten (10) Business Days following submission by Borrower to Administrative Agent of all of the information required pursuant to Section 5.04(c) hereof, as more particularly set forth in Section 5.04(g) below.

(f)       Guaranty/Property Information. An Acceptable Property shall not be admitted into the Borrowing Base until (i) each applicable Borrowing Base Property Owner and Consolidated Owner thereof has executed and delivered (or caused to be executed and delivered) to Administrative Agent, for the benefit of the Lenders, an Omnibus Joinder Agreement, and (ii) the Administrative Agent has received such documentation as the Administrative Agent may require to properly pledge the Equity Interests in the applicable Borrowing Base Property Owner and Consolidated Owners thereof, which shall consist of an amendment to (or new) Security Agreement or an Omnibus Joinder Agreement with respect thereto, the items that were delivered by the Guarantors on the Closing Date pursuant to Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g), and 6.01(h), and a certificate or certificates of a reporting service acceptable to Administrative Agent, reflecting the results of searches made not earlier than forty five (45) days prior to the date such Property is admitted to the Borrowing Base of (A) the central and local Uniform Commercial Code records, showing no filings against the Property or against Borrower or each applicable Subsidiary Guarantor related to the Property otherwise, except as consented to by Administrative Agent; and (B) the appropriate judgment and tax Lien records, showing no outstanding judgment or tax Lien against a Borrower or each applicable Subsidiary Guarantor; provided that no such Borrowing Base Property Owner or Consolidated Owner shall become a Subsidiary Guarantor under the Loan Documents until such Person shall have delivered all documentation and other information requested by the Administrative Agent and any Lender in order for Administrative Agent or such Lender to confirm compliance with applicable “know your customer” and Anti-Money Laundering Laws, including without limitation, the PATRIOT Act, and Administrative Agent and each Lender shall have completed such compliance processes with respect to such Borrowing Base Property Owner and the Consolidated Owners thereof.

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(g)       Notice of Admission of New Borrowing Base Properties. Upon satisfaction of all requirements for such Property to be included in the Borrowing Base set forth in this Section 5.04, the Administrative Agent shall promptly notify Borrower and Lenders in writing (a) that such Acceptable Property is admitted into the Borrowing Base, and (b) of any changes to the Borrowing Base as a result of the admission of such Acceptable Property into the Borrowing Base.

(h)       Release of Borrowing Base Property/Guarantors.

Upon the written request of Borrower delivered to the Administrative Agent at least five (5) days prior to the requested release date (the “Release Request”), the Administrative Agent shall release a Borrowing Base Property from the Borrowing Base and, if applicable, (i) release any applicable Subsidiary Guarantor from the Guaranty solely to the extent such Subsidiary Guarantor only owns the Borrowing Base Property or Equity Interests in the Borrowing Base Property Owner being released, and (ii) release any security interest held by the Administrative Agent on behalf of the Lenders in the Equity Interests of any Borrowing Base Property Owner that, after giving effect to the release of the relevant Borrowing Base Property, no longer owns any Real Property that is part of the Borrowing Base; provided that after giving effect thereto no monetary or other material Potential Default or any Event of Default exists before (other than Potential Defaults or Events of Default solely with respect to such Borrowing Base Property would no longer exist after giving effect to the release of such Borrowing Base Property from the Borrowing Base) and there would be no fewer than ten (10) Borrowing Base Properties in the Borrowing Base; provided, further that Administrative Agent shall have no obligation to release any such Borrowing Base Property or Guarantor without (i) a Borrowing Base Report setting forth in reasonable detail the calculations required to establish the amount of the Borrowing Base without such Borrowing Base Property and evidencing compliance with all Borrowing Base covenants as of the date of such release and after giving effect to any such release; (ii) a Compliance Certificate setting forth in reasonable detail the calculations required to show the Fund and Borrower are in compliance with the terms of this Credit Agreement without the inclusion of such Borrowing Base Property in the calculation of the Borrowing Base and the various financial covenants set forth herein and that no monetary or other material Potential Default or any Event of Default is continuing, in each case, as of the date of such release and after giving effect to any such release; (iii) [intentionally deleted]; and (iv) prior to the effectiveness of such release, the Borrower shall make any prepayments required by Section 3.04 in connection with such release.

Administrative Agent shall notify Borrower and Lenders in writing within three (3) Business Days following Administrative Agent’s receipt of a Release Request, whether or not a Borrowing Base Property meets all the requirements to be released from the Borrowing Base set forth in this Section 5.04(h), and, if the Borrowing Base Property meets all the requirements to be released from the Borrowing Base, then (a) that such Property has been released or will be released upon receipt of any required prepayment from the Borrowing Base and as applicable, the applicable Subsidiary Guarantor(s) have been released from the Guaranty, and (b) of any changes to the Borrowing Base as a result of the release of such Property from the Borrowing Base. Notwithstanding the foregoing, Borrower shall be able to take into consideration any prepayments required in connection with such release in the calculation of any requirements in any Compliance Certificate, Borrowing Base Report, or other certificates required in connection with any Release Request.

(i)            Exclusion Events. Each of the following events shall be an “Exclusion Event” with respect to a Borrowing Base Property:

(i)       such Borrowing Base Property suffers a Material Environmental Event;

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(ii)       Intentionally Omitted;

(iii)       the representations and warranties made by the Credit Parties in this Agreement or any other Loan Documents with respect to such Borrowing Base Property or the Equity Interests in the applicable Borrowing Base Property Owner shall cease to be true and correct in all material respects, except (1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (2) for purposes of this clause (i), the representations and warranties contained in Section 7.07 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 8.01;

(iv)       any Casualty, condemnation, or other event or circumstance at any Borrowing Base Property after the date such Property was admitted into the Borrowing Base, in each case, which would permit the applicable tenant to terminate the applicable Lease as a matter of right;

(v)       a Lien is established against such Borrowing Base Property that is not permitted by Section 9.02, or any stop notice served on the owner of such Borrowing Base Property, Administrative Agent or a Lender, remains unsatisfied or unbonded for a period of thirty (30) days after the date of filing or service, in each case resulting in a Material Property Event; and

(vi)       such Borrowing Base Property otherwise ceases to satisfy the Eligibility Conditions.

The Borrower shall, promptly after obtaining knowledge thereof, notify the Administrative Agent of the occurrence of any Exclusion Event with respect to any Borrowing Base Property. After the occurrence of any Exclusion Event with respect to any Borrowing Base Property, for so long as such circumstance exists, such Property shall no longer be considered a Borrowing Base Property for purposes of determining the Borrowing Base and the Borrower shall have five (5) Business Days after the occurrence of such Exclusion Event to comply with Section 3.04, unless Administrative Agent shall otherwise agree. Borrowing Base Properties which have been subject to an Exclusion Event may, at Borrower’s request, be released from the Borrowing Base; provided that such release shall be subject to the conditions for release set forth in Section 5.04(h).

If such Exclusion Event no longer exists, then Borrower may give Administrative Agent written notice thereof (together with reasonably detailed evidence of the cure of such condition) and such Borrowing Base Property shall, effective with the delivery by Borrower of the next Borrowing Base Report, be considered a Borrowing Base Property for purposes of calculating the Borrowing Base as long as such Borrowing Base Property meets all the requirements to be included in the Borrowing Base set forth in this Section 5.04. Any Property that is excluded from the Borrowing Base pursuant to this Section 5.04(i) may subsequently be reinstated as a Borrowing Base Property, even if an Exclusion Event exists, upon such terms and conditions as the Administrative Agent may approve.

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6.             CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.

6.01. Conditions to Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to the conditions precedent that Administrative Agent shall have received, on or before the Closing Date (or any other date set forth below), the following:

(a)       Credit Agreement. This Credit Agreement, duly executed and delivered by Borrower;

(b)       Notes. Notes drawn to the order of each Lender, duly executed and delivered by Borrower;

(c)       Security Agreement. The Security Agreement, duly executed and delivered, as applicable, by Borrower/other pledgors to the Administrative Agent;

(d)       Financing Statements.

(i)       searches of UCC filings (or their equivalent) in each jurisdiction where a filing has been or would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist, or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate all security interests and other rights of any Person in any Collateral previously granted; and

(ii)       duly authorized UCC financing statements, if any, and any amendments thereto, for each appropriate jurisdiction as is necessary, in Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(e)       Evidence of Authority. Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Credit Agreement and the other Loan Documents to which such Loan Party is a party;

(f)        Constituent Documents. Such evidence as Administrative Agent may reasonably require to verify that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of each such Person’s Constituent Documents, certificates of good standing and/or qualification to engage in business and tax clearance certificates;

(g)       Responsible Officer Certificate. A certificate from a Responsible Officer of each Loan Party, stating that: (i) all of the representations and warranties contained in Section 7 and the other Loan Documents made by such Loan Party are true and correct in all material respects as of such date; and (ii) no event has occurred and is continuing, or would result from the Credit Extension, which constitutes an Event of Default;

(h)       Opinion of Counsel. A favorable opinion of Wick Phillips LLP and Tuan Olana, counsel to the Loan Parties covering such matters relating to the transactions contemplated hereby as reasonably requested by Administrative Agent, and in a form reasonably acceptable to Administrative Agent. The Loan Parties hereby request that such counsel deliver such opinions;

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(i)       Solvency Certificate. A solvency certificate executed by each Borrower;

(j)       Property Information. All required Property Information with respect to each Initial Borrowing Base Property;

(k)      Direction Letter. A letter of direction containing funds flow information with respect to the proceeds of the Loans on the Closing Date;

(l)       Fees; Costs and Expenses. Payment of all fees and other amounts due and payable by any Loan Party on or prior to the date hereof and, to the extent invoiced, reimbursement or payment of all reasonable expenses required to be reimbursed or paid by Borrower hereunder, including the reasonable fees and disbursements invoiced through the date hereof of Administrative Agent’s special counsel, Riemer & Braunstein LLP;

(m)       Know Your Customer Requirements. At least five (5) Business Days prior to the Closing Date:

(i)       Borrower shall have provided all information requested by the Administrative Agent and each Lender in order for Administrative Agent or such Lender to comply with applicable “know your customer” and Anti-Money Laundering Laws, including, without limitation, the Patriot Act, and the Administrative Agent and each Lender shall have completed such compliance processes with respect to such Borrower; and

(ii)       If Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation it shall deliver a Beneficial Ownership Certification or controlling party certification in relation to such Borrower to each Lender.

(n)       Others. Such other documents as Administrative Agent, its counsel, or any Lender may reasonably request.

Without limiting the generality of the provisions of the last paragraph of Section 11.03, for purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. The funding of the Initial Credit Extension by each Lender shall constitute the deemed satisfaction of each of the foregoing conditions precedent.

6.02. All Loans. The obligation of each Lender to honor any Loan Notice (other than a Loan Notice requesting only a conversion of Loans of one Type to the other Type of Loan, or a continuation of LIBOR Rate Loans) is subject to the following conditions precedent:

(a)       Representations and Warranties. The representations and warranties of Borrower and each other Loan Party contained in Section 7 or in any other Loan Document or which are contained in any document furnished at any time or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of any such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 6.02(a), the representations and warranties contained in Section 7.07 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 8.01 and except for such changes which have resulted from any event or change in circumstances which has occurred and which does not otherwise constitute an Event of Default hereunder;

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(b)       No Default. No Potential Default or Event of Default is continuing at such date;

(c)       Loan Notice. Administrative Agent shall have received a Loan Notice executed by an Authorized Party, together with an updated Compliance Certificate and Borrowing Report;

(d)       Material Adverse Effect. No event has occurred which has resulted in a Material Adverse Effect or an Exclusion Event; and

(e)       Fees; Costs and Expenses. Payment of all fees and other amounts due and payable by any Loan Party on or prior to the date of such Credit Extension and, to the extent invoiced, reimbursement or payment of all reasonable expenses required to be reimbursed or paid by Borrower hereunder, including the reasonable fees and disbursements invoiced through the date of such Credit Extension of Administrative Agent’s special counsel, Riemer & Braunstein LLP.

Each Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type of Loan, or a continuation of LIBOR Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 6.02(a) and 6.02(b) have been satisfied on and as of the date of the applicable Credit Extension.

7.          REPRESENTATIONS AND WARRANTIES. To induce Lenders to make the Loans hereunder, each Loan Party, as applicable, represents and warrants to Lenders that:

7.01. Organization and Good Standing of Borrower. The Borrower is duly organized or formed and validly existing as a limited partnership under the laws of the State of Delaware, has the requisite power and authority to own its properties and assets and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification, or where the failure to be so qualified to do business would have a Material Adverse Effect.

7.02. Organization and Good Standing of other Loan Parties.

(a)       General Partner is a limited liability company duly formed and validly existing under the laws of the State of Delaware, has the requisite limited liability company power and authority to own its properties and assets and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification or where the failure to be so qualified to do business would have a Material Adverse Effect.

(b)       The Fund is a limited partnership duly formed and validly existing under the laws of the State of Delaware, has the requisite limited partnership power and authority to own its properties and assets and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification, or where the failure to be so qualified to do business would have a Material Adverse Effect.

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(c)       Each Subsidiary Guarantor is duly formed and validly existing under the laws of the state of its formation, has the requisite power and authority to own its properties and assets and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification, or where the failure to be so qualified to do business would have a Material Adverse Effect.

7.03. Authorization and Power. Each Loan Party has the partnership, limited liability company or corporate power, as applicable, and requisite authority to execute, deliver, and perform its obligations under, and to consummate the transactions contemplated in, this Credit Agreement, the Notes, and the other Loan Documents to be executed by it. Each Loan Party is duly authorized to, and has taken all partnership, limited liability company and corporate action, as applicable, necessary to authorize it to, execute, deliver, and perform its respective obligations under, and to consummate the transactions contemplated in, this Credit Agreement, the Notes, and such other Loan Documents and are and will continue to be duly authorized to perform its respective obligations under this Credit Agreement, the Notes, and such other Loan Documents.

7.04. No Conflicts or Consents. None of the execution and delivery of this Credit Agreement, the Notes, or the other Loan Documents, the consummation of any of the transactions herein or therein contemplated, or the compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or conflict, in any material respect, with any provision of law, statute, or regulation to which any Loan Party is subject, or any of the Constituent Documents of any Loan Party, or any judgment, license, order, or permit applicable to any Loan Party or any indenture, mortgage, deed of trust, or other agreement or instrument to which any Loan Party is a party or by which any Loan Party may be bound, or to which any Loan Party may be subject, nor will such execution, delivery, consummation or compliance result in the creation or imposition of a Lien on any of the properties or assets of any Loan Party or any of its Subsidiaries or Affiliates. No consent, approval, authorization, or order of any court or Governmental Authority or, third party is required in connection with the execution and delivery, or performance, by any Loan Party of the Loan Documents or to consummate the transactions contemplated hereby or thereby.

7.05. Enforceable Obligations. This Credit Agreement, the Notes and the other Loan Documents to which it is a party are the legal and binding obligations of each Loan Party, enforceable in accordance with their respective terms, subject to Debtor Relief Laws and equitable principles.

7.06. Priority of Liens. The Collateral Documents create, as security for the Obligations, valid and enforceable, exclusive, first priority security interests in and Liens on all of the Collateral in which any Loan Party has any right, title or interest, in favor of Administrative Agent for the benefit of Lenders, subject to no other Liens, except as enforceability may be limited by Debtor Relief Laws and equitable principles.

7.07. Financial Condition. The Fund has delivered to Administrative Agent (i) as of the Closing Date, the financial statements of the Fund as of September 30, 2020 and certain other financial information regarding the Loan Parties and their Properties and (ii) thereafter, the most-recently available copies of the financial statements and reports described in Section 8.01; in each case certified as true and correct by a Responsible Officer of the Fund. Such statements fairly present, in all material respects, the financial condition of the Fund as of the applicable date of delivery, and the results of the Fund’s operations for the period covered thereby, and have been prepared in accordance with GAAP, except as provided therein.

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7.08. Full Disclosure. There is no material fact that any Loan Party has not disclosed to Administrative Agent in writing which would reasonably be expected to result in a Material Adverse Effect. No information heretofore furnished by any Loan Party in connection with, or pursuant to, this Credit Agreement, the other Loan Documents or any transaction contemplated hereby or thereby contains any materially untrue statement of a material fact that would reasonably be expected to result in a Material Adverse Effect.

7.09. No Default. No event has occurred and is continuing which constitutes an Event of Default. There is no material default by any Loan Party under its applicable Constituent Documents that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No Loan Party is in default in any material respect beyond any applicable grace period under or with respect to any of its Constituent Documents or any indenture, agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound, the existence of which default, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

7.10.       No Litigation. There are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending, or to the actual knowledge of any Loan Party, threatened, against any Loan Party that would reasonably be expected to result in a Material Adverse Effect or in a Material Property Event with respect to any Borrowing Base Property.

7.11. Material Adverse Change. No material, adverse changes to any Loan Party have occurred since the date of the first audited financial statements of such Loan Party delivered to Lenders which would reasonably be expected to result in a Material Adverse Effect.

7.12. Solvency. On the Closing Date and the date of each Borrowing immediately after giving effect to the transactions contemplated by the Loan Documents occurring on such date, each Loan Party is Solvent. No Loan Party (a) has entered into the transaction or executed this Credit Agreement or any other Loan Document with the actual intent to hinder, delay or defraud any creditor and (b) has not received reasonably equivalent value in exchange for its obligations under the Loan Documents. No Loan Party is contemplating either the filing of a petition by it under any Debtor Relief Laws or the liquidation of all or a major portion of its assets or property, and no Loan Party has knowledge of any Person contemplating the filing of any such petition against it, or any other Loan Party.

7.13. Taxes. To the extent that failure to do so would reasonably be expected to result in a Material Adverse Effect or result in a Material Property Event with respect to any Borrowing Base Property, all material tax returns required to be filed by any Loan Party in any jurisdiction have been filed and all Taxes upon any Loan Party or upon any of its respective properties, income or franchises have been paid prior to the time that such Taxes would give rise to a Lien thereon, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided. There is no proposed material Tax assessment against any Loan Party or, to Borrower’s knowledge, any basis for such assessment, in each case, that is not being contested in good faith or that would, if made, reasonably be expected to have a Material Adverse Effect or result in a Material Property Event with respect to any Borrowing Base Property.

7.14. Formation; Principal Office.

(a)       The exact legal name of the General Partner, each Guarantor and the Borrower is reflected on Schedule 7.19 (as the same may be amended from time to time).

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(b)       The principal office, chief executive office and principal place of business of each Loan Party is c/o North American Development Corporation, 3131 McKinney Avenue, Suite L10, Dallas, Texas 75204.

7.15. ERISA Compliance. (a) No Loan Party has established, maintains, contributes to, or has any material liability (contingent or otherwise) with respect to, any Plan; and (b) the underlying assets of the Loan Parties do not constitute Plan Assets as determined in consultation with counsel; and (c) assuming that no portion of the assets used by any Lender in connection with the transactions contemplated under the Loan Documents constitutes the assets of any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) that is subject to Title I of ERISA or any “plan” within the meaning of Section 4975 of the Code, none of the transactions contemplated under the Loan Documents should constitute a “non-exempt prohibited transaction” under Section 4975(c)(1)(A), (B), (C) or (D) of the Code or Section 406(a) of ERISA that could subject Administrative Agent or the Lenders to any material tax, penalty or other liability under the Code or ERISA. For purposes of this Section 7.15, the term “Loan Party” shall not include any General Partner.

7.16. Compliance with Law. Each Loan Party is in compliance in all material respects with all laws, rules, regulations, orders, and decrees which are applicable to such Loan Party or its properties, including, without limitation, Environmental Laws, to the extent failure to comply would reasonably be expected to have a Material Adverse Effect.

7.17. Hazardous Substances. No Loan Party: (a) has received any written notice of any Environmental Liability which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect or result in a Material Property Event with respect to any Borrowing Base Property arising in connection with: (i) any non-compliance with or violation of the requirements of any Environmental Law by a Loan Party, or any permit issued under any Environmental Law to such Loan Party; or (ii) the Release or threatened Release of any Hazardous Material into the environment; and (b) to its knowledge, has threatened or actual liability in connection with the Release or threatened Release of any Hazardous Material into the environment which would individually or in the aggregate would reasonably be expected to have a Material Adverse Effect or result in a Material Property Event with respect to any Borrowing Base Property.

7.18. Insider. No Loan Party is an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. §375b or in regulations promulgated pursuant thereto) of any Lender, of a Bank Holding Company of which any Lender is a subsidiary, or of any subsidiary, of a Bank Holding Company of which any Lender is a subsidiary, of any bank at which any Lender maintains a correspondent account, or of any bank which maintains a correspondent account with any Lender.

7.19. Organizational Structures. The organizational structures of the Fund, the Borrower and each other Loan Party is reflected on Schedule 7.19 (as the same may be amended from time to time).

7.20. Fiscal Year. The fiscal year of each Loan Party is the calendar year.

7.21. Investment Company Act. No Loan Party is required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

7.22. Margin Stock. Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing, not more than twenty-five percent (25%) of the value of the assets of a Borrower only or of a Borrower and its Subsidiaries on a consolidated basis subject to any restriction contained in any agreement or instrument between a Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 10.01(f) will be margin stock.

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7.23. OFAC; Anti-Corruption Laws. No Loan Party, nor, to the actual knowledge of Borrower, any of Borrower’s Subsidiaries, nor any director or officer thereof, nor any Partner in the Fund, is an individual or entity that is, or is owned or controlled directly by any individual or entity that is (or will be) (i) a Sanctioned Person, (ii) engaged in any transaction with any Sanctioned Person to the extent that such transactions would violate Sanctions, or (iii) has violated any Anti-Money Laundering Law in any material respect. To the actual knowledge of the Borrower, after reasonable inquiry, no Partner in the Fund is currently a Sanctioned Person and no Partner’s funds used in connection with this Credit Agreement or the transactions contemplated herein are derived from illegal or suspicious activities. No proceeds of any Loan or other extension of credit have been used, directly or indirectly, by any Loan Party, any of their Subsidiaries or any of its or their respective directors, officers, and employees or, to Borrower’s knowledge, their agents (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Designated Jurisdiction, including any payments (directly or indirectly) to a Sanctioned Person or a Designated Jurisdiction, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. To the Borrower’s actual knowledge, the Loan Parties and their respective Subsidiaries have conducted their businesses in compliance with the Anti-Corruption Laws in all material respects. The Loan Parties have implemented and maintain in effect policies and procedures designed to promote and achieve compliance with the Anti-Corruption Laws and applicable Sanctions.

7.24. Borrowing Base Properties. To Borrower’s actual knowledge and except (i) as disclosed in the Property Information delivered to Administrative Agent, and (ii) where the failure of any of the following to be true and correct would not constitute a Material Adverse Effect or result in a Material Property Event with respect to any Borrowing Base Property:

(a)       Each Borrowing Base Property Owner has good record and marketable title in fee simple to all Borrowing Base Properties owned by it, free and clear of all Liens other than Liens permitted by Section 9.02. All of the outstanding Equity Interests in each Borrowing Base Property Owner have been validly issued, are fully paid and nonassessable and are owned by Borrower or a Wholly Owned Subsidiary thereof free and clear of all Liens other than Liens permitted by Section 9.02.

(b)       Each Borrowing Base Property complies in all material respects with all Laws, including all subdivision and platting requirements, without reliance on any adjoining or neighboring property. No Loan Party has received any written notice or written claim from any Person that a Borrowing Base Property, or any use, activity, operation, or maintenance thereof or thereon, is not in compliance with any Law, and has no actual knowledge of any such noncompliance except as disclosed to Administrative Agent;

(c)       The Loan Parties have not directly or indirectly conveyed, assigned, or otherwise disposed of, or transferred (or agreed to do so), other than pursuant to Permitted Liens, any development rights, air rights, or other similar rights, privileges, or attributes with respect to a Borrowing Base Property, including those arising under any zoning or property use ordinance or other Laws;

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(d)       All utility services necessary for the use of each Borrowing Base Property and the operation thereof for their intended purpose are available at each Borrowing Base Property;

(e)       The current use of each Borrowing Base Property complies in all material respects with all applicable zoning ordinances, regulations, and restrictive covenants affecting such Borrowing Base Property, all use restrictions of any Governmental Authority having jurisdiction have been satisfied;

(f)       Except as disclosed in writing to the Administrative Agent, the rent rolls delivered to the Administrative Agent with respect thereof are true, correct and complete in all material respects and the Leases referred to thereon are all valid and in full force and effect; (ii) the Leases (including modifications thereto) are in writing, and there are no oral agreements with respect thereto; (iii) the copies of each of the Leases (if any) delivered to the Administrative Agent are true, correct and complete in all material respects and have not been modified (or further modified); (iv) to the knowledge of any Loan Party, no defaults exist under any of the Leases by any party (including any guarantor) thereto that, individually or in the aggregate with respect to all such defaults that would reasonably be expected to have Material Property Event or would involve more than $1,000,000 or take longer than three (3) months to repair or remediate; (v) no Loan Party has any actual knowledge of any presently effective notice of termination or notice of default given by any tenant in writing under any other Leases that individually or in the aggregate would reasonably be expected to have a Material Property Event or would involve more than $1,000,000 or take longer than three (3) months to repair or remediate; (vi) no Loan Party has made any presently effective assignment or pledge of any of the Leases, the rents or any interests therein except to the Administrative Agent; (vii) no tenant or other party has an option or right of first refusal to purchase all or any portion of any Borrowing Base Property; (viii) no tenant has the right to terminate any Lease prior to expiration of the stated term of such Lease (except as a result of counterparty breach, casualty, condemnation or other customary basis of a right to terminate); and (ix) no tenant has prepaid more than one month’s rent in advance (except for bona fide security deposits and estimated payments of operating expenses, Taxes and other pass-throughs paid by tenants pursuant to their Leases not prepaid more than one month prior to the date such estimated payments are due or prepayments of rent made in the ordinary course of business);

(g)       No Borrowing Base Property is the subject of any pending or, to any Loan Party’s knowledge, threatened condemnation or material adverse zoning proceeding for which Administrative Agent has not been notified in writing; and

(h)       Each Borrowing Base Property complies with the conditions to be included as a Borrowing Base Property under Section 5.04 and, except as previously disclosed to the Administrative Agent in writing, no Exclusion Event with respect to any such Borrowing Base Property has occurred.

7.25. REIT Status. The Fund currently is qualified as REIT and has maintained its status as a REIT on a continuous basis since its initial election to be taxed as a REIT for U.S. federal income tax purposes.

7.26. EEA Financial Institutions. No Loan Party is an Affected Financial Institution.

8.         AFFIRMATIVE COVENANTS. So long as Lenders have any commitment to lend hereunder, and until payment in full of the Loans and the Notes and the performance in full of the Obligations under this Credit Agreement and the other Loan Documents, the Borrower agrees that, unless Administrative Agent shall otherwise consent in writing based upon the approval of the Required Lenders (unless the approval of Administrative Agent alone or a different number of Lenders is expressly permitted below):

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8.01. Financial Statements, Reports and Notices. Borrower shall deliver, or cause to be delivered, to Administrative Agent sufficient copies for each Lender (with the Administrative Agent promptly providing such copies to the Lenders) of the following:

(a)       Annual Statements. As soon as reasonably available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Fund, financial statements of the Fund and its subsidiaries, including a consolidated and/or combined balance sheet of the Fund and its subsidiaries as of the end of such fiscal year and the related consolidated and/or combined statements of operations for such fiscal year together with the unqualified opinion of a firm of nationally recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that such financial statements were prepared in accordance with Generally Accepted Accounting Principles and present fairly the consolidated financial condition and results of operations of the Fund and its subsidiaries;

(b)       Quarterly Statements. As soon as available and in any event within ninety (90) days after the end of each of the first three fiscal quarters of each fiscal year of the Fund, an unaudited consolidated and/or combined balance sheet of the Fund and its subsidiaries as of the end of such quarter and the related unaudited consolidated and/or combined statements of operations for such quarter and for the portion of the Fund’s and its subsidiaries’ fiscal years ended at the end of such quarter;

(c)       Compliance Certificate. Simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a Borrowing Base Report and a certificate (a “Compliance Certificate”) of a Responsible Officer of the Fund substantially in the form of Exhibit F attached hereto (with blanks appropriately completed in conformity herewith, and which delivery may, unless Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes): (i) stating that such Responsible Officer is familiar with the terms and provisions of the Loan Documents, and has made, or caused to be made under his or her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Fund during the period covered by such Compliance Certificate; (ii) certifying that such financial statements fairly present the financial condition and the results of operations of the Fund on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments; (iii) stating that the Fund and the Borrower are in compliance with the covenants set forth in Section 9.08, and containing the calculations evidencing such compliance; (iv) stating whether any Event of Default or Potential Default exists on the date of such certificate and, if any Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposing to take with respect thereto; and (v) setting forth a calculation of the Available Revolving Amount (all as of the end of the relevant period).

(d)       Property Information. No later than forty five (45) days after the end of each fiscal quarter of the Borrower (i) a report of all Borrowing Base Properties, including their operating statements for the most recent fiscal quarter and year-to-date period, and current rent roll; (ii) upon Administrative Agent’s written request, full and complete copies of any new Lease entered into with respect to any Borrowing Base Property or any material amendment, modification or waiver of any such Lease, including any exhibits, and any guaranties thereof, and (iii) upon Administrative Agent’s request therefor, solely to the extent previously obtained by the Fund, any appraisals or valuation reports on Borrowing Base Properties obtained during the reporting period.

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(e)       Intentionally Omitted.

(f)       ERISA. Promptly notify the Administrative Agent to the extent that any Loan Party discovers, after consulting with counsel, that any portion of its underlying assets constitutes Plan Assets. For purposes of this Section 8.01(d), the term “Loan Party” shall not include any General Partner.

(g)       Other Information. Any other such information regarding the business, assets, liabilities, financial condition, or results of operations of the Fund, the Borrower and their Subsidiaries and the Borrowing Base Properties as the Administrative Agent or any Lender may reasonably request, in each case, to the extent available to the Loan Parties.

(h) Electronic Delivery. Documents required to be delivered pursuant to Section 8.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date: (i) on which a Borrower posts such documents, or provide a link thereto on their website on the Internet at the website address (if any) listed on Schedule 12.07; or (ii) on which such documents are posted on a Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (A) Borrower shall deliver paper copies of such documents to Administrative Agent or any Lender upon its written request to Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender; and (B) Borrower shall notify Administrative Agent and each Lender (by fax or electronic mail) of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(i)       Borrower Materials. Borrower hereby acknowledges that Administrative Agent or the Arranger may, but shall not be obligated to, make available to Lenders materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”).

8.02. Payment of Taxes. Each Loan Party will pay and discharge (or cause to be paid or discharged) all taxes, assessments, and governmental charges or levies imposed upon it, upon its income or profits, or upon any property belonging to it before becoming past due and delinquent, if a failure to make such payment would reasonably be expected to have a Material Adverse Effect or result in a Material Property Event with respect to any Borrowing Base Property; provided, however, that no Loan Party shall be required to pay any such tax, assessment, charge, or levy if and so long as the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate reserves therefor have been established.

8.03. Maintenance of Existence and Rights. Each Loan Party will preserve and maintain its existence. Each Loan Party shall further preserve and maintain all of its rights, privileges, and franchises necessary in the normal conduct of its business and in accordance with all valid regulations and orders of any Governmental Authority the failure of which would reasonably be expected to have a Material Adverse Effect.

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8.04. Notice of Default; Notice of Key Person Event. Each Loan Party will furnish (or cause to be furnished) to Administrative Agent, promptly upon receipt of actual knowledge thereof of the existence of any condition or event which constitutes an Event of Default (including, without limitation, written notice from the Partners under the Partnership Agreement or Constituent Documents or otherwise that the Partners intend to seek the removal of Fund General Partner as general partner of the Fund), a written notice specifying the nature and period of existence thereof and the action which the Borrower or Borrower General Partner is taking or proposes to take with respect thereto. Each Loan Party shall promptly notify Administrative Agent in writing upon becoming actually aware of the occurrence of a Key Person Event and the failure of the Advisory Committee of the Fund to appoint a replacement Key Person pursuant to the terms of the Partnership Agreement (a “Notice of Key Person Event”).

8.05. Other Notices. Each Loan Party will, promptly upon receipt of actual knowledge thereof, notify Administrative Agent of any of the following events that would reasonably be expected to have a Material Adverse Effect or result in a Material Property Event: (a) any change in the financial condition or business of such Loan Party; (b) any default under any material agreement, contract, or other instrument to which such Loan Party is a party or by which any of its properties are bound, or any acceleration of the maturity of any material indebtedness owing by such Loan Party; (c) any uninsured claim against or affecting such Loan Party or any of its properties; (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting such Loan Party; (e) any Environmental Complaint or any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with: (i) the non-compliance with or violation of the requirements of any Environmental Law or any permit issued under any Environmental Law; or (ii) the Release or threatened Release of any Hazardous Material into the environment; (f) the existence of any Environmental Lien on any Properties or assets of such Loan Party; (g) any material remedial action taken by any Loan Party in response to any order, consent decree or judgment of any Governmental Authority or any Environmental Liability; or (h) the listing of any of such Loan Party’s Properties on SEMS to the extent that such Loan Party obtains knowledge of such listing. Promptly following any change in beneficial ownership of the Borrower that would render any statement in the existing Beneficial Ownership Certification materially untrue or inaccurate, the Borrower will deliver to the Agent and each requesting Lender an updated Beneficial Ownership Certification for the Borrower.

8.06. Compliance with Loan Documents and Partnership Agreement. Each Loan Party will use the proceeds of any Capital Call only for such purposes as are permitted by its Constituent Documents.

8.07. Books and Records; Access. Each Loan Party shall, and shall cause each of their Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of each such Person, as the case may be. Each Loan Party will give any representative of Administrative Agent or Lenders, or any of them, access during all business hours and (unless an Event of Default shall be in existence) upon reasonable prior notice to, and permit their representatives to examine, copy, or make excerpts from, any and all books, records, and documents in the possession of such Loan Party and relating to its affairs, and to inspect any of the properties of such Loan Party, in each case at no cost or expense of any Loan Party except that the Administrative Agent may, at the Loan Parties’ expense, conduct one such inspection per calendar year and one or more additional such inspections while an Event of Default is continuing.

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8.08. Compliance with Law. Each Loan Party will comply in all material respects, except to the extent that failure to comply would not have a Material Adverse Effect, with all material laws, rules, regulations, and orders of any Governmental Authority, including without limitation, Environmental Laws and ERISA.

8.09. Insurance. Each Loan Party will, and will cause each applicable tenant to, maintain liability insurance and other insurance on each Borrowing Base Property and such Person’s present and future properties, assets, and business in such amounts, with such deductibles and covering such casualties, risks, and contingencies, and in such types and amounts, as are consistent with customary practices and standards of the real estate industry in localities where the Loan Parties operate.

8.10. Authorizations and Approvals. Each Loan Party will promptly obtain (or cause to be obtained), from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable such Loan Party to comply in all material respects with their respective obligations hereunder, under the other Loan Documents, and under their respective Constituent Documents.

8.11. Maintenance of Liens. Each Loan Party shall perform all such acts and execute all such documents as Administrative Agent may reasonably request in order to enable Lenders to report, file, and record every instrument that Administrative Agent may deem necessary in order to perfect and maintain Lenders’ liens and security interests in the Collateral and otherwise to preserve and protect the rights of Lenders.

8.12. Further Assurances. Each Loan Party will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, and additional agreements, undertakings, conveyances, transfers, assignments, financing statements, or other assurances, and take any and all such other action, as Administrative Agent may, from time to time, reasonably deem necessary in connection with this Credit Agreement or any of the other Loan Documents, the obligations of each Loan Party hereunder or thereunder, or for better assuring and confirming unto Lenders all or any part of the security for any of such obligations anticipated herein.

8.13. Borrowing Base Properties. Except where the failure to comply with any of the following would not be reasonably expected to constitute a Material Property Event with respect to any Borrowing Base Property then in the Borrowing Base, each of the Fund, Borrower and each other Loan Party shall, or shall cause the tenants under the leases to:

(a)       Pay (or cause to be paid or discharged) all real estate and personal property taxes, assessments, water rates or sewer rents, ground rents, maintenance charges, impositions, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Borrowing Base Property, now or hereafter levied or assessed or imposed against any Borrowing Base Property or any part thereof prior to delinquency (except those which are being contested in good faith by appropriate proceedings diligently conducted);

(b)       Promptly pay (or cause to be paid) prior to delinquency all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with any Borrowing Base Property pursuant to any agreement entered into by a Loan Party (except those which are being contested in good faith by appropriate proceedings diligently conducted), and in any event never permit to be created or exist in respect of any Borrowing Base Property or any part thereof any other or additional Lien or security interest other than Liens permitted by Section 9.02;

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(c)       Operate the Borrowing Base Properties in a good and workmanlike manner and in all material respects in accordance with all Laws in accordance with such Loan Party’s prudent business judgment; and

(d)       To the extent owned and controlled by a Loan Party, preserve, protect, renew, extend and retain all material rights and privileges granted for or applicable to each Borrowing Base Property.

8.14. Environmental Matters. Each of Fund and Borrower shall, and shall cause each other Loan Party to:

(a)       Violations; Notice to Administrative Agent.

(i)       Keep the Borrowing Base Properties free of Contamination;

(ii)       Promptly deliver to Administrative Agent a copy of each final report pertaining to any Property or to any Loan Party prepared by or on behalf of such Loan Party pursuant to a material violation of any Environmental Law; and

(iii)       As soon as practicable, advise Administrative Agent in writing of any Environmental Complaint or of the discovery of any Contamination on any Borrowing Base Property, promptly after any Loan Party first obtains actual knowledge thereof, including a description of the nature and extent of the Environmental Claim and/or Hazardous Material and all relevant circumstances.

(b)       Site Assessments and Information. If Fund or Borrower fails to comply with Section 8.14(a) or if any other Event of Default shall have occurred and be continuing, then if requested by Administrative Agent based on a reasonable belief by Administrative Agent that a Contamination in violation of Environmental Laws has occurred at a Borrowing Base Property, at Borrower’s expense, deliver to Administrative Agent from time to time, but no more frequently than once per calendar year, in each case within ninety (90) days after Administrative Agent’s request, an Environmental Assessment (hereinafter defined) with respect to the affected Borrowing Base Property made after the date of Administrative Agent’s request. As used in this Credit Agreement, the term “Environmental Assessment” means a report of an environmental assessment of a Borrowing Base Property and of such scope so as to be compliant with the guidelines established by the ASTM (including the taking of soil borings and air and groundwater samples and other above and below ground testing) as Administrative Agent may reasonably request to be performed by a licensed environmental consulting firm reasonably acceptable to Administrative Agent. Each applicable Loan Party shall cooperate with the consulting firm making any such Environmental Assessment and shall supply to the consulting firm all information reasonably available to such Loan Party to facilitate the completion of the Environmental Assessment. If any Loan Party fails to furnish Administrative Agent within thirty (30) days after Administrative Agent’s request with a copy of an agreement with an acceptable environmental consulting firm to provide such Environmental Assessment, or if any Loan Party fails to furnish to Administrative Agent such Environmental Assessment within ninety (90) days after Administrative Agent’s request, upon written notice to Fund and Borrower, Administrative Agent may cause any such Environmental Assessment to be made at Borrower’s expense and risk. Subject to the rights of any tenant, Administrative Agent and its designees are hereby granted access to the Borrowing Base Properties upon written notice, and a license which is coupled with an interest and irrevocable, to make or cause to be made such Environmental Assessments. Administrative Agent may disclose to any Governmental Authority, to the extent required by Applicable Law, any information Administrative Agent ever has about the environmental condition or compliance of the Borrowing Base Properties, but shall be under no duty to disclose any such information except as may be required by Law. Administrative Agent shall be under no duty to make any Environmental Assessment of the Borrowing Base Properties, and in no event shall any such Environmental Assessment by Administrative Agent be or give rise to a representation that any Hazardous Material is or is not present on the Borrowing Base Properties, or that there has been or shall be compliance with any Environmental Law, nor shall any Loan Party or any other Person be entitled to rely on any Environmental Assessment made by Administrative Agent or at Administrative Agent’s request but Administrative Agent shall deliver a copy of such report to Fund and Borrower. Neither Administrative Agent nor any Lender owes any duty of care to protect any Loan Party or any other Person against, or to inform them of, any Hazardous Material or other adverse condition affecting the Borrowing Base Properties.

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(c)       Remedial Actions. If any Contamination is discovered on any Borrowing Base Property at any time in violation of Environmental Laws and which must be remediated in order to be in compliance with Environmental Laws and regardless of the cause, subject to the rights and obligations of the tenants under the leases, promptly at the applicable Loan Parties’ sole expense, remove, treat, and dispose (or cause the removal, treatment, or disposal) of the Hazardous Material in compliance with all applicable Environmental Law in addition to taking such other action as is necessary to have the full use and benefit of such Borrowing Base Property as contemplated by the Loan Documents, and provide Administrative Agent with satisfactory evidence thereof. After completion of such remedial actions, the applicable Loan Party shall promptly request regulatory approval, and shall use commercially reasonable efforts to obtain the issuance of such approval and upon receipt thereof deliver to Administrative Agent a letter indicating that no further action is required with respect to the applicable Borrowing Base Property or similar confirmation by the applicable regulator that all required remedial action as stated above has been taken and successfully completed to the satisfaction of the applicable regulator.

8.15. Condemnation, Casualty and Restoration. Each of Fund and Borrower shall, and shall cause each other Loan Party to:

(a)       Give Administrative Agent notice of the actual or threatened commencement of any proceeding for the condemnation of any Borrowing Base Property upon the applicable Borrowing Base Property Owner’s receipt of written notice thereof and deliver to Administrative Agent copies of any and all papers served in connection with such proceedings. Each applicable Loan Party shall, at its expense, diligently prosecute (or cause to be prosecuted) any such proceedings, and subject to the rights of any tenant, shall consult with Administrative Agent, its attorneys, and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through condemnation or otherwise (including any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Obligations at the time and in the manner provided for in this Credit Agreement and the Obligations shall not be reduced until any awards, damages, or other compensation received in connection with any condemnation proceeding (including any transfer made in lieu of or in anticipation of the exercise of such condemnation) shall have been actually received and applied by Administrative Agent, after the deduction of expenses of collection, to the reduction or discharge of the Obligations. If any Borrowing Base Property or any portion thereof is taken by a condemning authority, then to the extent such Property is not removed by Borrower as a Borrowing Base Property in accordance with the provisions hereof, subject to the rights of any tenant, the applicable Borrowing Base Property Owner shall promptly commence and diligently prosecute the restoration of such Borrowing Base Property to the extent applicable and practicable.

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(b)       If any Borrowing Base Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), and the aggregate cost of repair of such damage or destruction shall be equal to or in excess of the greater of (i) $1,000,000 and (ii) twenty five percent (25%) of the Borrowing Base Value of such Borrowing Base Property, give prompt notice of such Casualty to Administrative Agent. To the extent such Property is not removed by Borrower as a Borrowing Base Property in accordance with the provisions hereof, subject to the rights of the tenants under the leases, the applicable Loan Party shall diligently prosecute the restoration of such Borrowing Base Property if the applicable lease requires the applicable Loan Party to perform any such restoration. If an Event of Default has occurred and is then continuing, then subject to the rights of any tenant, the applicable Loan Party shall adjust all claims for insurance proceeds in consultation with, and approval of, Administrative Agent.

8.16. Accounts. All deposit, reserve, escrow and other bank accounts of each Loan Party and their Subsidiaries and each General Partner shall be established and maintained with CIBC US, except as prohibited by the ABS Notes and, with respect to any accounts of a Subsidiary of Borrower, subject to the terms of any Indebtedness that it is permitted to incur under this Credit Agreement. The Fund, Borrower and General Partners will, and will cause their Subsidiaries to, utilize CIBC as their primary depository bank and provider of Bank Products except as prohibited by the ABS Notes.

8.17. Maintenance of REIT Status. The Fund shall take all reasonable action necessary to continue to qualify as a REIT including that the Fund shall maintain adequate records so as to comply with all record keeping requirements relating to its qualification as a REIT as required by the Code and applicable regulations of the Department of Treasury promulgated thereunder and will timely file with the Internal Revenue Service all tax returns and reports required thereby to qualify as a REIT each year.

8.18. Sanction; Anti-Corruption Laws; KYC. The Loan Parties will comply with all applicable Sanctions and maintain in effect and enforce policies and procedures designed to effectuate commercially reasonable efforts to cause compliance, in all material respects, by the Loan Parties, their Subsidiaries and their respective directors and officers with Anti-Corruption Laws and applicable

Sanctions. Promptly following any request therefor, Borrower shall provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable Anti-Money Laundering Laws.

9.           NEGATIVE COVENANTS. So long as Lenders have any commitment to lend hereunder, and until payment and performance in full of the Obligations under this Credit Agreement and the other Loan Documents, each Loan Party agrees that, without the written consent of Administrative Agent, based upon the approval of Required Lenders (unless the approval of Administrative Agent alone or a different number of Lenders is expressly permitted below):

9.01. Mergers; Dissolution. No Loan Party will merge or consolidate with or into any Person, unless such Loan Party is the surviving entity. No Loan Party shall take any action to dissolve or terminate such Loan Party (including by way of a Division). No Loan Party shall make any disposition of any assets (including by way of a Division), except (a) dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business; and (b) any other dispositions of Properties or other assets in an arm’s length transaction; provided that (i) if such Property is a Borrowing Base Property and Borrower sells the Borrowing Base Property, then Borrower shall have complied with Section 5.04(h) and (ii) the Borrower and the Fund will remain in pro forma compliance with the covenants set forth in Section 9.08 after giving effect to such transaction.

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9.02. Negative Pledge. Without the approval of all Lenders, no Loan Party will create or suffer to exist any Lien or Negative Pledge upon (a) the Collateral, other than (i) a first priority security interest in and upon the Collateral in favor of the Administrative Agent, for the benefit of the Lenders, (ii) non-consensual Liens, if any, imposed on the property of any Loan Party not yet delinquent or being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been set aside on the applicable Loan Party’s books and which do not otherwise constitute an Event of Default, and (iii) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights or remedies as to deposit accounts or securities accounts, or (b) any Borrowing Base Property, other than Permitted Liens.

9.03. Fiscal Year and Accounting Method. Without prior written approval of Administrative Agent alone (such approval not to be unreasonably withheld or delayed), no Loan Party will change its fiscal year or method of accounting.

9.04. Constituent Documents. No Loan Party shall alter, amend, modify, terminate, or change any provision of its Constituent Documents if any such action would in any material manner adversely affect the rights, titles, security interests, liens, powers and privileges of any Loan Party, the Administrative Agent or the Lenders relating to any of the Collateral or that would otherwise materially and adversely affect the interests of the Administrative Agent and the Lenders; (each, a “Material Amendment”), unless otherwise approved by the Administrative Agent. The Borrower shall promptly deliver to the Administrative Agent an executed copy of any amendment of any such Constituent Documents upon the execution and effectiveness of such amendment.

9.05. ERISA Compliance. (a) No Loan Party shall establish, maintain, contribute to, or incur any material liability (contingent or otherwise) with respect to, any Plan; (b) without the approval of all Lenders, no Loan Party shall take any action that would cause its underlying assets to constitute Plan Assets; and (c) no Loan Party will take any action, or omit to take any action, which would give rise to a “non-exempt prohibited transaction” under Section 4975(c)(1)(A), (B), (C) or (D) of the Code or Section 406(a) of ERISA and would subject Administrative Agent or any Lender to any material tax, penalty liability under the Code or ERISA.

9.06. Environmental Matters. Except for such conditions as are in or will promptly be brought into compliance with relevant Environmental Laws or otherwise would not reasonably be expected to have a Material Adverse Effect, no Loan Party: (a) shall cause any Hazardous Material to be generated, placed, held, located or disposed of on, under or at, or transported to or from, any Property of any Loan Party in material violation of Environmental Law; or (b) shall permit any such Property to ever be used as a dump site or storage site (whether permanent or temporary) for any Hazardous Material in material violation of Environmental Law.

9.07. Limitations on Dividends and Distributions.

(a)       No Loan Party shall declare or pay any dividends or distributions (including by way of a Division) if any Mandatory Prepayment Amount has not been repaid, or a Potential Default under Section 10.01(a), Section 10.01(g) or Section 10.01(h) or any Event of Default is continuing.

(b)       Notwithstanding anything to the contrary contained herein, (x) any Loan Party may declare or pay any dividends or distributions to any other Loan Party, and (y) unless an Event of Default under Section 10.01(a), Section 10.01(g) or Section 10.01(h) has occurred and is continuing or the Obligations have been accelerated pursuant to Section 10.02, for any taxable period in which the Fund is treated as a REIT for U.S. federal income tax purposes, the Fund may declare and pay dividends to its direct member, partners, or shareholders on its equity interests or make distributions with respect thereto in an amount equal to minimum amount required for the Fund to maintain its status as a REIT.

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9.08. Financial Covenants and Indebtedness Restrictions. The Loan Parties shall, at all times, comply with the following covenants:

(a)       Maximum Total Leverage Ratio: The Total Leverage Ratio shall not exceed sixty five percent (65%).

(b)       Minimum Tangible Net Worth: The Fund’s Tangible Net Worth shall not be less than the greater of (A) the sum of (i) $169,664,801.00, plus (ii) an amount equal to, on a cumulative basis, the product of (x) the sum of all Capital Contributions made after the Closing Date, multiplied by (y) seventy-five percent (75.0%), less (iii) the net equity associated with any property sales and (B) $50,000,000.

(c)       Minimum Liquidity: The Fund shall maintain Liquidity of no less than the greater of (i) $4,000,000 and (ii) an amount equal to four percent (4%) of the Principal Amount as of such date; provided that in no event will the Fund be required to maintain Liquidity in excess of $8,000,000 (the “Minimum Liquidity Requirement”); provided further that, if the Fund shall fail to comply with this Section 9.08(c) as a result of making a prepayment required under Section 3.04 hereof, such failure shall not constitute an Event of Default hereof unless the same is not cured within thirty (30) days of when it first occurred. Notwithstanding the foregoing, at least fifty percent (50%) of the Minimum Liquidity Requirement must be held in cash and cash equivalents, and the remaining fifty percent (50%) of the Minimum Liquidity Requirement may be uncalled capital.

(d)       Indebtedness: No Loan Party shall, nor shall it permit any of its Subsidiaries to, incur any Indebtedness other than the following:

(i)       Indebtedness under the Loan Documents;

(ii)       Indebtedness of the Fund and certain of its Subsidiaries (other than any Loan Party) under the ABS Notes;

(iii)       Non-Recourse Indebtedness incurred by a Subsidiary of the Borrower (other than a Loan Party)

(iv)       Customary carve out guaranties and environmental indemnities incurred by the Borrower or the Fund, in connection with Non-Recourse Indebtedness incurred by a Subsidiary of the Borrower (other than another Loan Party);

(v)       Trade payables incurred and paid in the ordinary course of business; and

(vi)       Permitted Intercompany Indebtedness.

9.09. Limitation on General Partner. So long as the Obligations remain outstanding, the Lenders’ Revolving Commitments to make any Loans hereunder exists, or otherwise this Credit Agreement remains in effect, the general partner, manager, or other managing entity of any Loan Party shall not (i) take any actions that will cause any Loan Party to dissolve, liquidate, wind-up, terminate, merge or consolidate; (ii) create or suffer to exist any mortgage, pledge, lien, or other security interest upon its interest or rights in any Loan Party, except for the security interest provided to Administrative Agent, for the benefit of the Lenders, pursuant to the terms of the Loan Documents; or (iii) without the written approval of the Administrative Agent, transfer or withdraw all or any part of its interest or rights in any Loan Party to any other Person.

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9.10. Permitted Investments. No Borrower will, directly or indirectly have any Investments other than as permitted under its Constituent Documents.

9.11. Borrowing Base Properties. Each of the Fund and Borrower shall not, nor shall it permit any other Loan Party to, directly or indirectly:

(a)       Use or occupy or conduct any activity on, or knowingly permit the use or occupancy of or the conduct of any activity on any Borrowing Base Property by any tenant, in any manner which violates any Law or which constitutes a public or private nuisance in any manner which would reasonably be expected to have a Material Property Event with respect to any Borrowing Base Property or which makes void, voidable, or cancelable any insurance then in force with respect thereto or makes the maintenance of insurance in accordance with Section 8.09 commercially unreasonable;

(b)       Intentionally Deleted;

(c)       Subject to the rights of any tenant, without the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld or delayed), consent to the annexation of any Borrowing Base Property to any municipality;

(d)       Do any act, or suffer to be done any act by any Loan Party or any of its Affiliates, which would reasonably be expected to materially decrease the value of any Borrowing Base Property (including by way of negligent act);

(e)       Without the prior written consent of all the Lenders (which consent shall not be unreasonably withheld or delayed), permit any drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of any Borrowing Base Property regardless of the depth thereof or the method of mining or extraction thereof;

(f)       Enter into any Management Agreement related to any Borrowing Base Property providing for the payment of a management fee (or any other similar fee) to anyone other than a Loan Party or Affiliate thereof if, with respect thereto, the Administrative Agent has reasonably required that such fee be subordinated to the Obligations in a manner satisfactory to Administrative Agent, and a subordination agreement reasonably satisfactory to the Administrative Agent has not yet been obtained;

(g)       Allow there to be fewer than ten (10) Borrowing Base Properties in the Borrowing Base at any time; or

(h)       Allow the Weighted Average Remaining Lease Term at any time to be less than the number of years remaining from such date until the Stated Revolving Maturity Date (rounded to the nearest 1/10th of a year) plus 2.

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9.12. Compliance with Anti-Corruption Laws and Sanctions. No Loan Party shall, directly or indirectly, knowingly (a) use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other individual or entity, to fund any activities of or business with any Sanctioned Person, or in any Designated Jurisdiction, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, or otherwise) of Sanctions, or (b) use the proceeds of any Loan in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.

9.13. Transfer by, or Admission of, Partners. The Fund and the Fund General Partner shall not permit any admission of an assignee of an interest in the Fund or any admission of a Person as a new Partner of the Fund if as a result thereof any Person that did not previously hold a direct or indirect interest in the Fund in excess of the KYC Threshold would thereafter hold a direct or indirect interest in the Fund in excess of the KYC Threshold, unless (i) such Person is not a Sanctioned Person and (ii) all information requested by the Administrative Agent and each Lender in order for Administrative Agent or such Lender to comply with applicable “know your customer” and Anti-Money Laundering Laws with respect to such Partner shall have been received and Administrative Agent and each such Lender shall have completed such compliance processes with respect to such Person. The Borrower shall use commercially reasonable efforts to deliver to the Administrative Agent all such requested information no later than five (5) Business Days prior to any such admission or transfer.

10.       EVENTS OF DEFAULT.

10.01. Events of Default. An “Event of Default” shall exist if any one or more of the following events (herein collectively called “Events of Default”) shall occur and be continuing:

(a)       Borrower shall fail to pay when due: (i) any principal of the Obligations; or (ii) any scheduled payment of interest on the Obligations, fee, or other payment required hereunder and such failure under this clause (ii) shall continue for five (5) days thereafter; or (iii) any unscheduled payment of interest on the Obligations, or unscheduled payment of any fee, expense, or other payment required hereunder and such failure under this clause (iii) shall continue for five (5) days after written notice from the Administrative Agent as to any such failure;

(b)       any representation or warranty made or deemed made by any Loan Party under this Credit Agreement or any of the other Loan Documents executed by any of them, or in any certificate or statement furnished or made to Lenders or any of them by a Loan Party pursuant hereto or in connection herewith or with the Loans, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

(c)       default shall occur in the performance of any of the covenants or agreements contained herein (other than the covenants contained in Section 3.04, Section 5.01, Section 5.02, Section 8.13, or Section 9), or of the same or similar covenants or agreements of a Loan Party contained in any other Loan Documents executed by such Person, and such default shall continue uncured to the reasonable satisfaction of Administrative Agent for a period of thirty (30) days after written notice thereof has been given by Administrative Agent to such Loan Party (provided that such thirty (30)-day cure period shall not apply respecting covenants of Loan Parties relating to statements, certificates and notices to be given by a Loan Party, but a five (5) Business Day grace period shall apply). To the extent such thirty (30)-day cure period applies, such cure period may be extended by up to an additional sixty (60) days if Borrower commences such cure within such thirty (30)-day period and continuously prosecutes the same in good faith, but are not able to achieve cure within such thirty (30)-day period;

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(d)       default shall occur in the performance of the covenants and agreements contained in Section 3.04, Section 5.01, Section 5.02, Section 8.13 or Section 9, or of the same or similar covenants or agreements of a Loan Party contained in any other Loan Documents executed by such Person;

(e)       any of the Loan Documents executed by a Loan Party shall cease, in whole or in material part, to be legal, valid and binding agreements enforceable against such Loan Party in accordance with the terms thereof resulting in a Material Adverse Effect or shall in any way be terminated or become or be declared ineffective or inoperative resulting in a Material Adverse Effect or shall in any way whatsoever cease to give or provide the respective liens, security interest, rights, titles, interest, remedies, powers, or privileges intended to be created thereby resulting in a Material Adverse Effect, and the applicable Loan Party fails to, in cooperation with Administrative Agent, correct any such error or flaw in the Loan Documents, or any of the same shall be asserted in writing by any Loan Party;

(f)       default shall occur in the payment of the ABS Notes or any Recourse Indebtedness of any Loan Party (other than the Obligations) or Subsidiary thereof, and such default shall continue for more than the applicable period of grace, if any, or any Loan Party or Subsidiary thereof shall fail to observe or perform any other agreement or condition relating to any such Indebtedness, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity;

(g)       any Loan Party shall: (i) voluntarily apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of its assets; (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (vi) take partnership or corporate action for the purpose of effecting any of the foregoing;

(h)       the commencement of any proceeding under any Debtor Relief Laws relating to any Loan Party or all or any material part of its respective property is instituted without the consent of such Person and continues undismissed or unstayed for a period of ninety (90) days; or an order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization or liquidation of any Loan Party or appointing a receiver, custodian, trustee, intervenor, liquidator, administrator or similar entity of such Person, or of all or substantially all of its assets;

(i)       any (i) final judgments or orders for the payment of money against any Loan Party in an aggregate amount (as to all such judgments or orders) exceeding $2,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage); or (ii) non-monetary final judgments against any Loan Party or any General Partner that have or would reasonably be expect to have, individually or in the aggregate, a Material Adverse Effect and, in either case such judgment has not been discharged and: (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

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(j)       the Fund shall fail to qualify as a REIT under the Code, or the underlying assets of the Borrower or the Fund shall constitute “plan assets” with the meaning of §2510.3-101(a) of the Plan Asset Regulations;

(k)       (i) the Fund General Partner shall cease to be the general partner of the Fund or the Borrower General Partner shall cease to be the general partner of the Borrower; (ii) one or more Key Persons shall cease to own, directly or indirectly, at least a majority of the Equity Interests in, and Control, the Fund General Partner and Borrower General Partner, or shall cease to Control the general partner of each Subsidiary Guarantor that is a partnership; (iii) [intentionally omitted]; (iv) the Borrower shall cease to collectively own, directly or indirectly, all of the Equity Interests in each Borrowing Base Property Owner then included in the Borrowing Base; or (v) a Key Person Event has occurred;

(l)       any Loan Party shall repudiate, challenge, declare unenforceable or shall otherwise disaffirm the provisions of its Constituent Documents; or

(m)       (i) any event that causes a dissolution, liquidation or commencement of winding up of any Loan Party shall have occurred; or (ii) any breach of (A) the Partnership Agreement by the Fund General Partner, or (B) any Constituent Document of the Fund or Borrower by the manager thereof, any General Partner, or the Fund shall have occurred.

10.02. Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then Administrative Agent may, and, upon the direction of the Required Lenders, shall: (a) suspend the Revolving Commitments of Lenders until such Event of Default is cured; (b) terminate the Revolving Commitment of Lenders hereunder; (c) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind all of which each Loan Party hereby expressly waives, anything contained herein or in any other Loan Document to the contrary notwithstanding; or (d) without notice of default or demand, pursue and enforce any of Administrative Agent’s or Lenders’ rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any Event of Default specified in Section 10.01(g) or Section 10.01(h) shall occur, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of Administrative Agent or any Lender, and without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which each Loan Party hereby expressly waives.

10.03. Performance by Administrative Agent. Should any Loan Party fail to perform any covenant, duty, or agreement contained herein or in any of the other Loan Documents, and such failure continues beyond any applicable cure period, Administrative Agent may, but shall not be obligated to, perform or attempt to perform such covenant, duty, or agreement on behalf of such Loan Party. In such event, each Loan Party shall, at the request of Administrative Agent promptly pay any amount expended by Administrative Agent in such performance or attempted performance to Administrative Agent at Administrative Agent’s Office, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither Administrative Agent nor Lenders assume any liability or responsibility for the performance of any duties of any Loan Party, or any related Person hereunder or under any of the other Loan Documents or other control over the management and affairs of any Loan Party, or any related Person, nor by any such action shall Administrative Agent or Lenders be deemed to create a partnership arrangement with any Loan Party or any related Person. Neither Administrative Agent nor any of the Lenders shall be under any obligation to marshal any assets in favor of any Borrower or Loan Party or any other party or against or in payment of any or all of the Obligations.

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10.04. Application of Funds. After the exercise of remedies provided for in Section 10.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.11, be applied by Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent and amounts payable under Section 4) payable to Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender) and amounts payable under Section 4), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to payment of all other outstanding Obligations and contingent Obligations, ratably among the Lenders (or their Affiliates) in proportion to the respective amounts described in this clause Fifth held by them; and

Last, the balance, if any, after all of the Obligations have been paid in full, to Borrower or as otherwise required by Law.

11.       ADMINISTRATIVE AGENT.

11.01. Appointment and Authority. Each Lender hereby irrevocably (subject to Section 11.09) appoints, designates and authorizes CIBC Bank USA to take such action on its behalf as Administrative Agent under the provisions of this Credit Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Credit Agreement or in any other Loan Document, Administrative Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law regardless of whether a Default has occurred and is continuing. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

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11.02. Delegation of Duties. Administrative Agent may execute any of its duties under this Credit Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects in the absence of a finding by a court of competent jurisdiction in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct.

11.03. Exculpatory Provisions. None of Administrative Agent nor any of its directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth herein as determined by a final, nonappealable judgment by a court of competent jurisdiction), (b) not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any debtor relief law or (c) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or Affiliate of any Borrower, or any officer thereof, contained in this Credit Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Credit Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of any Borrower or any other party to any Loan Document to perform its Obligations hereunder or thereunder. Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any Borrower’s Subsidiaries or Affiliates.

11.04. Reliance. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify Administrative Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender. For purposes of determining compliance with the conditions specified in Section 6, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

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11.05. Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of the Lenders, unless Administrative Agent shall have received written notice from a Lender or a Borrower referring to this Credit Agreement, describing such Event of Default or Default and stating that such notice is a “notice of default”. Administrative Agent will notify the Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Event of Default or Default as may be requested by the Required Lenders in accordance with Section 10; provided that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Default as it shall deem advisable or in the best interest of the Lenders.

11.06. Credit Decision. Each Lender acknowledges that Administrative Agent has not made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by Administrative Agent to any Lender as to any matter, including whether Administrative Agent has disclosed material information in its possession. Each Lender represents to Administrative Agent that it has, independently and without reliance upon Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and made its own decision to enter into this Credit Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Administrative Agent, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of Borrower which may come into the possession of Administrative Agent.

11.07. Indemnification. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to its applicable Pro Rata Share, from and against any and all Indemnified Liabilities (as hereinafter defined); provided that no Lender shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the applicable Person’s own gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any Agent Advances and any costs or out of pocket expenses (including Attorney Costs and Taxes) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Credit Agreement and the resignation or replacement of Administrative Agent.

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11.08. Administrative Agent in Individual Capacity. CIBC US and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties and Affiliates thereof as though CIBC US were not Administrative Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, CIBC US or its Affiliates may receive information regarding a Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Borrower or such Affiliate) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), CIBC US and its Affiliates shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise the same as though CIBC US were not Administrative Agent, and the terms “Lender” and “Lenders” include CIBC US and its Affiliates, to the extent applicable, in their individual capacities.

11.09. Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders. If Administrative Agent resigns under this Credit Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of Borrower (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with the Lenders and (so long as no Event of Default is then continuing) Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated (except for any indemnity payments owed to the retiring or removed Administrative Agent). After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 11 and Sections 12.06 and 12.18 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (c) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to Borrower and such Person remove such Person as Administrative Agent and, in consultation with Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders), then such removal shall nonetheless become effective in accordance with such notice on such date.

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11.10. Collateral Matters. Each Lender authorizes and directs Administrative Agent to enter into the other Loan Documents for the benefit of Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by Required Lenders in accordance with the provisions of this Credit Agreement or the other Loan Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Administrative Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to this Credit Agreement and the other Loan Documents. The Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of Borrower hereunder; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder (including the release of any guarantor); or (iii) subject to Section 12.01, if approved, authorized or ratified in writing by the Required Lenders. Upon request by Administrative Agent at any time, the Lenders will confirm in writing Administrative Agent’s authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 11.10. Each Lender hereby authorizes Administrative Agent to give blockage notices in connection with any Subordinated Debt at the direction of Required Lenders and agrees that it will not act unilaterally to deliver such notices.

11.11. Restriction on Actions by Lenders. Each Lender agrees that it shall not, without the express written consent of Administrative Agent, and shall, upon the written request of Administrative Agent (to the extent it is lawfully entitled to do so), set off against the Obligations, any amounts owing by such Lender to a Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Administrative Agent, take or cause to be taken, any action, including the commencement of any legal or equitable proceedings to foreclose any loan or otherwise enforce any security interest in any of the Collateral or to enforce all or any part of this Credit Agreement or the other Loan Documents. All enforcement actions under this Credit Agreement and the other Loan Documents against the Loan Parties or any third party with respect to the Obligations or the Collateral may only be taken by Administrative Agent (at the direction of the Required Lenders or as otherwise permitted in this Credit Agreement) or by its agents at the direction of Administrative Agent.

11.12. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)       to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and Administrative Agent under Sections 2 and 12.06) allowed in such judicial proceedings; and

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(b)       to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2 and 12.06.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

11.13. Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Credit Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger”, if any, shall have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.

11.14. Lien Releases. Without limiting the provisions of Section 11.09, Lenders irrevocably authorize Administrative Agent, at its option and in its discretion to release any Lien on any property granted to or held by Administrative Agent under any Loan Document: (a) upon termination of the Revolving Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit prior to draws thereon (other than Letters of Credit as to which other arrangements satisfactory to Administrative Agent shall have been made); or (b) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document; or (c) subject to Section 12.01, if approved, authorized or ratified in writing by the Required Lenders. Upon request by Administrative Agent at any time, the Required Lenders will confirm in writing Administrative Agent’s authority to release its interest in particular types or items of property pursuant to this Section 11.10.

12.          MISCELLANEOUS.

12.01. Amendments. Neither this Credit Agreement nor any other Loan Document, nor any of the terms hereof or thereof, may be amended, waived, discharged or terminated, other than in accordance with its terms, unless such amendment, waiver, discharge, or termination is in writing and signed by Required Lenders or Administrative Agent (based upon the approval of Required Lenders), on the one hand, and Borrower or the applicable Loan Party on the other hand; provided, that, if this Credit Agreement or any other Loan Document specifically provides that the terms thereof may be amended, waived, discharged or terminated with the approval of Administrative Agent, acting alone, or all Lenders, then such amendment, waiver, discharge or termination must be signed by Administrative Agent or all Lenders, as applicable, on the one hand, and Borrower on the other hand; provided further, that no such amendment, waiver, discharge, or termination shall:

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(a)           without the consent of each Lender affected thereby:

(i)       extend or increase any Revolving Commitment of any Lender (or reinstate any Revolving Commitment terminated pursuant to Section 10.02), or alter the provisions relating to any fees (or any other payments) payable to such Lender, without the written consent of such Lender;

(ii)       except as explicitly provided in Section 2.13 postpone any date fixed by this Credit Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(iii)       reduce the principal of (except as a result of the application of payments or prepayments), or the rate of interest specified herein on, any Loan (including, without limitation, pursuant to a revision to the definition of Applicable Margin), or reduce any fees or other amounts payable hereunder or under any other Loan Document; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of Default Rate or to waive any obligation of Borrower to pay interest at the Default Rate;

(b)           without the consent of all Lenders:

(i)       change Section 10.04 in a manner that would alter the pro rata sharing of payments required thereby;

(ii)       release any guaranty of the Obligations or Liens granted under the Collateral Documents, except as otherwise contemplated herein or therein, and except in connection with the transfer of interests in a Borrower permitted hereunder;

(iii)       amend the definitions of “Available Revolving Amount” or “Borrowing Base” or any of the related defined terms (except that the definition of “Maximum Revolving Commitment” may be revised to increase or decrease such amount pursuant to its terms, or otherwise with the consent of the Lenders increasing or decreasing their Revolving Commitments in connection therewith);

(iv)       change the percentages specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to amend, waive or modify any rights hereunder or otherwise make any determination or grant any consent hereunder;

(v)       consent to the assignment or transfer by any Loan Party of any of its rights and obligations under (or in respect of) the Loan Documents; or

(vi)       amend the terms of this Section 12.01; and

Notwithstanding the above: (A) no provisions of Section 11 may be amended or modified without the consent of Administrative Agent; (B) Section 8 and 9 specify the requirements for waivers of the affirmative covenants and negative covenants listed therein, and any amendment to any provision of Section 8 or 9 shall require the consent of the Lenders that are specified therein as required for a waiver thereof, and (C) any separate fee letter among the Loan Parties and the Administrative Agent or Arranger may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

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Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Revolving Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender; and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above and in Section 9: (1) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein; and (2) the Required Lenders may consent to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding. Administrative Agent may, after consultation with Borrower, agree to the modification of any term of this Credit Agreement or any other Loan Document to correct any printing, stenographic or clerical errors or omissions that are inconsistent with the terms hereof.

If Administrative Agent shall request the consent of any Lender to any amendment, change, waiver, discharge, termination, consent or exercise of rights covered by this Credit Agreement, and not receive such consent or denial thereof in writing within ten (10) Business Days of the making of such request by Administrative Agent, as the case may be, such Lender shall be deemed to have given its consent to the request.

12.02. Right of Setoff. If any Event of Default specified in Section 10.01(g) or Section 10.01(h) shall have occurred and be continuing or any monetary Event of Default shall have occurred and be continuing for at least fifteen (15) days and, as a result thereof, the Obligations have been accelerated pursuant to Section 10.02, each Lender is hereby authorized at any time thereafter and from time to time during the continuance of such Event of Default, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) (excluding any payroll, trust and tax withholding accounts or any restricted or segregated accounts required to be maintained in connection with the ABS Notes or other Indebtedness facilities permitted hereunder) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any branch or agency thereof to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Credit Agreement or any other Loan Document to such Lender, irrespective of whether or not Administrative Agent or such Lender shall have made any demand under this Credit Agreement or any other Loan Document; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff: (a) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 2.11 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and the Lenders; and (b) such Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender hereby agrees not to charge or offset any amount owed to it by Borrower against any of the accounts, property or assets of the Borrower or any other Loan Party held by such Lender without the prior written approval of the Administrative Agent. Each Lender agrees to notify Borrower and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

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12.03. Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall:

(a)       notify Administrative Agent of such fact; and

(b)       purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)       if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)       the provisions of this Section shall not be construed to apply to: (x) any payment made by or on behalf of any Loan Party pursuant to and in accordance with the express terms of this Credit Agreement (including the application of funds arising from the existence of a Defaulting Lender); or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to a Borrower (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

12.04. Payments Set Aside. To the extent that a Borrower makes a payment to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then: (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

12.05. No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 10.02 for the benefit of all Lenders; provided, however, that the foregoing shall not prohibit: (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents; (b) any Lender from exercising setoff rights in accordance with Section 12.02 (subject to the terms of Section 12.03); or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents; then: (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.02; and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 12.03, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

12.06. Expenses; Indemnity; Damage Waiver.

(a)       Costs and Expenses. Borrower shall pay: (i) all reasonable and documented out-of-pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of outside counsel for Administrative Agent), in connection with the syndication of the credit facility provided for herein and the preparation, negotiation, execution, delivery and administration of this Credit Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); and (ii) all reasonable and documented out-of-pocket expenses incurred by Administrative Agent, or any Lender (including the fees, charges and disbursements of outside counsel for Administrative Agent, any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Loan Documents, including its rights under this Section; or (B) in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)       Indemnification by Borrower. Borrower shall indemnify Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including a Borrower or any other Loan Party) other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of: (i) the execution or delivery of this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Credit Agreement and the other Loan Documents; (ii) any Loan or the use or proposed use of the proceeds therefrom; (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower or any of its Subsidiaries; or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses that have resulted from the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction by final and nonappealable judgment. Without limiting the provisions of Section 4.01, this Section 12.06 shall not apply with respect to Taxes (other than Taxes resulting from a non-Tax related claim).

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(c)       Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Revolving Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Revolving Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party acting for Administrative Agent (or any such sub-agent). The obligations of the Lenders under this subsection (c) are several.

(d)       Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, each Borrower and each Indemnitee shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against Borrower or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)       Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f)       Survival. The agreements in this Section and the indemnity provisions of Section 12.07(f) shall survive the resignation of Administrative Agent, the replacement of any Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of the Obligations.

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12.07. Notices.

(a)           Notices Generally. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing (except where telephonic instructions or notices are expressly authorized herein to be given) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)       If to any Loan Party or Administrative Agent, at its notice address and numbers set forth on Schedule 12.07 attached hereto. If to any Lender (other than directly from Administrative Agent), in care of Administrative Agent (which shall promptly provide a copy thereof to such Lender), at its notice address and numbers set forth on Schedule 12.07 attached hereto. Each Lender agrees to provide to Administrative Agent a written notice stating such Lender’s address, fax number, telephone number, email address and the name of a contact person, and Administrative Agent may, unless otherwise provided herein, rely on such written notice for purposes of delivering any notice, demand, request or other communication under this Credit Agreement or any other Loan Document to such Lender unless and until a Lender provides Administrative Agent with a written notice designating a different address, fax number, telephone number or contact person.

(ii)       Any party may change its address for purposes of this Credit Agreement by giving notice of such change to the other parties pursuant to this Section 12.07. With respect to any notice received by Administrative Agent from any Loan Party or any Partner not otherwise addressed herein, Administrative Agent shall notify Lenders promptly of the receipt of such notice, and shall provide copies thereof to Lenders. When determining the prior days’ notice required for any Loan Notice or other notice to be provided by a Loan Party hereunder, the day the notice is delivered to Administrative Agent (or such other applicable Person) shall not be counted, but the day of the related Credit Extension or other relevant action shall be counted.

(b)           Effectiveness of Delivery. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices sent via telephone, shall be deemed to have been given on the day and at the time reciprocal communication (i.e., direct communication between two or more persons, which shall not include voice mail messages) with one of the individuals designated to receive notice occurs during a call to the telephone number or numbers indicated for such party. Notices delivered through electronic communications to the extent provided in subsection (c) below, shall be effective as provided in such subsection (c). For purposes of Section 2, Administrative Agent shall be entitled to rely on telephonic instructions from any person that Administrative Agent in good faith believes is an authorized officer or employee of a Borrower, and each Borrower shall hold Administrative Agent and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

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(c)             Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including email, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(d)            Effectiveness of E-mail Notice. Unless Administrative Agent otherwise prescribes: (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(e)          The Platform. Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lender and the other Lenders by posting the Communications on the Platform. The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Affiliates or the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of the Administrative Agent or its Affiliates (collectively, the “Agent Parties”) have any liability to Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to this Section, including through the Platform.

(f)             Reliance by Administrative Agent and Lenders. Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices) purportedly given by or on behalf of a Borrower even if: (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein; or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

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12.08. Governing Law.

(a)       GOVERNING LAW. THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)       SUBMISSION TO JURISDICTION. EACH LOAN PARTY AND EACH GENERAL PARTNER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS CREDIT AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY, ANY GENERAL PARTNER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)       WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

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(d)       SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.07. NOTHING IN THIS CREDIT AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

12.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO: (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

12.10. Invalid Provisions. If any provision of this Credit Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Credit Agreement, such provision shall be fully severable and this Credit Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Credit Agreement, and the remaining provisions of this Credit Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Credit Agreement, unless such continued effectiveness of this Credit Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein. If any provision of this Credit Agreement shall conflict with or be inconsistent with any provision of any of the other Loan Documents, then the terms, conditions and provisions of this Credit Agreement shall prevail.

12.11. Successors and Assigns.

(a)       Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except: (i) to an Eligible Assignee in accordance with the provisions of clause (b) of this Section 12.11; (ii) by way of participation in accordance with the provisions of clause (e) of this Section 12.11; or (iii) by way of pledge or assignment, or grant, of a security interest subject to the restrictions of clause (f) of this Section 12.11 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (e) of this Section 12.11, and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b)       Assignments by Lenders. Any Lender may at any time assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

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(i)       Minimum Amounts.

(A)       In the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in clause (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)       in any case not described in subclause (A) above, the aggregate amount of the Revolving Commitments (which for this purpose includes Loans outstanding thereunder) or, if such Revolving Commitments are not then in effect, the principal outstanding balance of the Loans subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if the “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)       Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans or the Revolving Commitment assigned.

(iii)       Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)       the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless: (1) an Event of Default has occurred and is continuing at the time of such assignment; (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that, Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within ten (10) Business Days after having received notice thereof; and

(B)       the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)       Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an administrative questionnaire.

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(v)       No Assignment to Certain Persons. No such assignment shall be made: (A) to a Loan Party or any Affiliate or Subsidiary of any Loan Party; (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B); or (C) to a natural person.

(vi)       Borrower Requested Assignments. Each assignment made as a result of a demand by Borrower under Section 12.12 shall be arranged by Borrower after consultation with Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Credit Agreement or an assignment of a portion of such rights and obligations made concurrently with another assignment or assignments that together constitute an assignment of all of the rights and obligations of the assigning Lender.

(vii)       Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to such assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to: (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Revolving Percentages. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs.

(c)       Effect of Assignment. Subject to acceptance and recording thereof by Administrative Agent pursuant to clause (d) of this Section 12.11, from and after the effective date specified in each Assignment and Assumption, the Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits and obligations of Sections 4.01 (including the documentation required under Section 4.01(e), 4.04, 4.05 and 12.06 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the Assignee Lender for the assigned Revolving Commitments or Loans, and the applicable existing Note or Notes shall be returned to the Borrower. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (e) of this Section.

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(d)       Register. Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Loan Parties (such agency being solely for tax purposes), shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and each Loan Party, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. No assignment shall be effective unless recorded in the Register. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Loans are registered obligations and the right, title and interest of any Lender and its assignees in and to such Loans shall be transferable only upon notation of such transfer in the register. This Section 12.11(d) shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any other relevant or successor provisions of the Code or such regulations). The Register shall be available for inspection by the Loan Parties and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)       Participations. Any Lender may at any time, without the consent of, or notice to, any Loan Party or Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender, or a Loan Party or any Affiliate or Subsidiary thereof) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Revolving Commitment and/or the Loans owing to it); provided that: (i) such Lender’s obligations under this Credit Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.06(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the second proviso to Section 12.01 that directly affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits and obligations of Sections 4.01, 4.04, and 4.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 12.11 (it being understood that the documentation required under Section 4.01(e) shall be delivered to the Lender who sells the participation) the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant: (A) agrees to be subject to the provisions of Sections 4.06 and 12.12 as if it were an assignee under clause (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 4.01 or 4.04 with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 4.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.02 as though it were a Lender, provided such Participant agrees to be subject to Section 12.03 and Section 4.01 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) and Section 1.163-5 of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(f)       Certain Pledges. Any Lender may at any time pledge or assign or grant a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment or grant of a security interest to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment or grant of a security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.

12.12. Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 4.06, or if any Lender is a Defaulting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.11), all of its interests, rights (other than its existing rights to payments pursuant to Sections 4.01 and 4.04) and obligations under this Credit Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)       the Borrower shall have paid to Administrative Agent the assignment fee (if any) specified in Section 12.11(b); provided, however, that Administrative Agent may, in its sole discretion, elect to waive such assignment fee in the case of any assignment;

(b)       such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

(c)       in the case of any such assignment resulting from a claim for compensation under Section 4.04 or payments required to be made pursuant to Section 4.01, such assignment will result in a reduction in such compensation or payments thereafter; and

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(d)            such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

12.13. Maximum Interest. Regardless of any provision contained in any of the Loan Documents, Lenders shall never be entitled to receive, collect or apply as interest on the Obligations any amount in excess of the Maximum Rate, and, in the event that Lenders ever receive, collect or apply as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligations is paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, the Borrower and Lenders shall, to the maximum extent permitted under applicable law: (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate does not exceed the Maximum Rate; provided that, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Lenders shall refund to the Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Obligations and, in such event, Lenders shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then the Loan Documents shall be governed by such new law as of its effective date.

12.14. Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Credit Agreement.

12.15. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

12.16. Limited Liability. Except with respect to any expenses and losses arising from a Loan Party’s intentional misrepresentation hereunder, fraud or willful misapplication of proceeds in contravention of this Credit Agreement, for which there shall be full recourse to each General Partner, no General Partner nor any other direct or indirect owner of any Loan Party (other than the Loan Parties themselves), shall have any personal, partnership, corporate or trust liability for the payment or performance of the Obligations. Nothing contained in this Section 12.16 or in any of the other provisions of the Loan Documents shall be construed to limit, restrict, or impede the obligations, the liabilities, and indebtedness of any Loan Party. Notwithstanding anything contained in this Section 12.16, the payment and performance of the Obligations shall be fully recourse to Loan Parties (but not to any General Partner, except as expressly provided herein, or any other direct or indirect owner of any Loan Party (other than the Loan Parties themselves)) and their respective properties and assets.

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12.17. Confidentiality. Each of Administrative Agent and each Lender agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to: (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights and obligations under this Credit Agreement; or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Credit Agreement or payments hereunder; (g) on a confidential basis to: (i) any rating agency in connection with rating a Borrower or its Subsidiaries or the credit facility provided hereunder; or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facility provided hereunder; (h) with the consent of the applicable Loan Party; or (i) to the extent such Information: (x) becomes publicly available other than as a result of a breach of this Section; (y) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than a Loan Party; or (z) was independently developed by Administrative Agent or any Lender. For the purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Person; provided that, in the case of information received from any Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

12.18. USA Patriot Act Notice. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the Patriot Act. Borrower shall, promptly following a request by Administrative Agent or any Lender, provide all documentation and other information that Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and Anti-Money Laundering Laws and rules and regulations thereunder, including the Patriot Act.

12.19. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Credit Agreement provided by Administrative Agent, the Arranger and the Lenders, are arm’s-length commercial transactions between Borrower, each other Loan Party and their respective Affiliates, on the one hand, and Administrative Agent, the Arranger and the Lenders, on the other hand; (ii) each of Borrower and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate; and (iii) each Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) Administrative Agent, the Arranger and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower or any other Loan Party or any of their respective Affiliates, or any other Person; and (ii) neither Administrative Agent, the Arranger nor any Lender has any obligation to any Borrower or any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) Administrative Agent, the Arranger, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower or any other Loan Party and their respective Affiliates, and neither Administrative Agent, the Arranger nor any Lender has any obligation to disclose any of such interests to Borrower or any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against Administrative Agent, the Arranger and any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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12.20. Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

12.21. Counterparts; Integration; Effectiveness. This Credit Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Credit Agreement the other Loan Documents and any separate letter agreements with respect to fees payable to Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.01, this Credit Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Credit Agreement by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

12.22. ENTIRE AGREEMENT. THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

12.23. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender that is an Affected Financial Institution is a party to this Credit Agreement, and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

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(b)       the effects of any Bail-In Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

12.24. Cashless Settlements. Notwithstanding anything to the contrary contained in this Credit Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Credit Agreement, pursuant to a cashless settlement mechanism approved by Borrower, the Administrative Agent and such Lender.

Remainder of Page Intentionally Blank.
Signature Pages to Follow.

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IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and year first above written.

BORROWER:

NADG NNN OPERATING LP,
a Delaware limited partnership

By:	NADG NNN OPERATING GP, LLLP,
a Delaware limited liability limited partnership,
its General Partner

By:	NADG (US), Inc.,
a Delaware corporation,
its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

FUND:

NADG NNN PROPERTY FUND LP,
a Delaware limited partnership

By:	NADG NNN PROPERTY FUND GP, LLLP, a
Delaware limited liability limited partnership, its
General Partner

By:	NADG (US), Inc.,
a Delaware corporation,
its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

Signature Page to Credit Agreement

SUBSIDIARY GUARANTORS:

NADG NNN TB (SAR-FL) LP,
a Delaware limited partnership

By:	NADG NNN TB (SAR-FL) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN 711 (BUT-NJ) LP,
a Delaware limited partnership

By:	NADG NNN 711 (BUT-NJ) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN 711 (PLFD-NJ) LP,
a Delaware limited partnership

By:	NADG NNN 711 (PLFD-NJ) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

Signature Page to Credit Agreement

NADG NNN OTB (STC-IL) LP,
a Delaware limited partnership

By:	NADG NNN OTB (STC-IL) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN OSH (MEM-TN) LP,
a Delaware limited partnership

By:	NADG NNN OSH (MEM-TN) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN TP (WIN-NC) LP,
a Delaware limited partnership

By:	NADG NNN TP (WIN-NC) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN BISTRO (CINCINNATI) LP, a Delaware limited partnership

By:	NADG NNN BISTRO (CINCINNATI) GP LLC,
a Delaware limited liability company,
its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

Signature Page to Credit Agreement

NADG NNN TB (HAN-IL) LP,
a Delaware limited partnership

By:	NADG NNN TB (HAN-IL) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN CB (CAN-MI) LP,
a Delaware limited partnership

By:	NADG NNN CB (CAN-MI) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN AFC (BOL-IL) LP,
a Delaware limited partnership

By:	NADG NNN AFC (BOL-IL) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN ACU (STR-IL) LP,
a Delaware limited partnership

By:	NADG NNN ACU (STR-IL) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

Signature Page to Credit Agreement

NADG NNN MCW (ATL-GA) LP,
a Delaware limited partnership

By:	NADG NNN MCW (ATL-GA) GP LLC,
a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN MCW (KEN-GA) LP,
a Delaware limited partnership

By:	NADG NNN MCW (KEN-GA) GP LLC,
a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN CP-VRIZN (OH) LP,
a Delaware limited partnership

By:	NADG NNN CP-VRIZN (OH) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN DCCU (CMG-GA) LP,
a Delaware limited partnership

By:	NADG NNN DCCU (CMG-GA) GP LLC,
a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

Signature Page to Credit Agreement

NADG NNN SW (SGH-GA) LP,
a Delaware limited partnership

By:	NADG NNN SW (SGH-GA) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN MEDX (MID-VA) LP,
a Delaware limited partnership

By:	NADG NNN MEDX (MID-VA) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN HLD (STC-FL) LP,
a Delaware limited partnership

By:	NADG NNN HLD (STC-FL) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN HLD (TAL-FL) LP,
a Delaware limited partnership

By:	NADG NNN HLD (TAL-FL) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

Signature Page to Credit Agreement

NADG NNN AZ (BM-NJ) LP,
a Delaware limited partnership

By:	NADG NNN AZ (BM-NJ) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN OSH (CLE-OH) LP,
a Delaware limited partnership

By:	NADG NNN OSH (CLE-OH) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN CB (MIL-CT) LP,
a Delaware limited partnership

By:	NADG NNN CB (MIL-CT) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN WEN (LOU-KY) LP,
a Delaware limited partnership

By:	NADG NNN WEN (LOU-KY) GP LLC,
a Delaware limited liability company,
its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

Signature Page to Credit Agreement

NADG NNN VAL (LOU-KY) LP,
a Delaware limited partnership

By:	NADG NNN VAL (LOU-KY) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN RC (NOR-OK) LP,
a Delaware limited partnership

By:	NADG NNN RC (NOR-OK) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN ORE (COR-TN) LP,
a Delaware limited partnership

By:	NADG NNN ORE (COR-TN) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN TB (CAPE-FL) LP,
a Delaware limited partnership

By:	NADG NNN TB (CAPE-FL) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

Signature Page to Credit Agreement

NADG NNN WF-TM (TX) LP,
a Delaware limited partnership

By:	NADG NNN WF-TM (TX) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN LOW (SCA-ME) LP,
a Delaware limited partnership

By:	NADG NNN LOW (SCA-ME) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN TRH (SCA-ME) LP,
a Delaware limited partnership

By:	NADG NNN TRH (SCA-ME) GP LLC, a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN MEL (TX) LP,
a Delaware limited partnership

By:	NADG NNN MEL (TX) GP LLC,
a Delaware limited liability company,
its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

Signature Page to Credit Agreement

NADG NNN T-5 (FL) LP,
a Delaware limited partnership

By:	NADG NNN T-5 (FL) GP LLC,
a Delaware limited liability company,
its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN MCD (OH) LP,
a Delaware limited partnership

By:	NADG NNN MCD (OH) GP LLC,
a Delaware limited liability company,
its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN JAR (OH) LP,
a Delaware limited partnership

By:	NADG NNN JAR (OH) GP LLC,
a Delaware limited liability company,
its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN WNDYS STEPHENVILLE, LP,
a Delaware limited partnership

By:	NADG NNN WNDYS STEPHENVILLE GP, LLC,
a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

Signature Page to Credit Agreement

NADG NNN OSH (CIN-OH) LP,
a Delaware limited partnership

By:	NADG NNN OSH (CIN-OH) GP LLC,
a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

NADG NNN TUM (LOU-KY) LP,
a Delaware limited partnership

By:	NADG NNN TUM (LOU-KY) GP LLC,
a Delaware limited liability company, its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

Signature Page to Credit Agreement

Solely with respect to Section 5.02:

NADG NNN OPERATING GP, LLLP,
a Delaware limited liability limited partnership,
its General Partner

By:	NADG (US), Inc.,
a Delaware corporation,
its General Partner

By:	/s/ Stephen Preston
Name:	Stephen Preston
Title:	Manager

Signature Page to Credit Agreement

CIBC BANK USA, as Administrative Agent and a Revolving Lender

By:	/s/ Jeffrey I. Shulman
Name:	Jeffrey I. Shulman
Title:	Managing Director

Signature Page to Credit Agreement

MONTGOMERY BANK, a Missouri Non Fiduciary Trust Company, as a Lender

By:	/s/ Kenneth A. Witbrodt
Name:	Kenneth A. Witbrodt
Title:	CEO

Signature Page to Credit Agreement